Exhibit 2.2

OPERATING AGREEMENT

OF

AMERICAN DIVERSIFIED ENERGY LLC

TABLE OF CONTENTS

ARTICLE I DEFINITION OF TERMS	1

1.1 “Defined Terms.”	1

1.2 "Accountants"	1

1.3 "Accredited Investor"	1

1.4 "Acquisition Expenses”	3

1.5 “Acquisition Fees"	3

1.6 "Adjusted Capital Account Deficit"	3

1.7 "Adjusted Capital Contribution"	3

1.8 "Affiliate" or "Affiliated"	3

1.9 "Asset Management Fee"	4

1.10 "Assign" or "Assignment"	4

1.11 "Assignee"	4

1.12 "Available Cash from Operations"	4

1.13 "Available Cash from Refinancing"	4

1.14 "Available Cash from the Sale of a Property or Asset"	5

1.15 “Available Cash for Distribution”	5

1.16 "Book Basis"	5

1.17 "Broker-Dealer Fees and Expenses"	5

1.18 “Broker Fee”.	5

1.19 "Capital Account"	5

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1.20 "Capital Contributions"	5

1.21 "Cash Flow"	6

1.22 "Cause"	6

1.23 "Class A Members''	6

1.24 "Class A Membership Interests"	6

1.25 "Class A Units".	6

1.26 "Class E Members''	6

1.27 "Class E Membership Interests"	6

1.28 "Class E Units".	6

1.29 "Closing"	7

1.30 "Closing Date".	7

1.31 "Code"	7

1.32 "Company Minimum Gain"	7

1.33 "Consent" means:	7

1.34 "Controlling Person"	7

1.35 "Counsel" and "Counsel to the Company"	7

1.36 "Delaware Act" or the “Act”	7

1.37 "Disposition"	7

1.38 "Disposition Fee"	8

1.39 "Dissolution Event"	8

1.40 "Distributable Cash"	8

1.41 "Final Closing Date"	8

1.42 “First Closing Date"	8

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1.43 "Fiscal Period"	8

1.44 "Fiscal Year"	8

1.45 "Front-End Fees"	8

1.46 "Company"	8

1.47 "Company Loan"	8

1.48 "Manager Interest"	8

1.49 "Manager "	8

1.50 "Company Nonrecourse Deductions"	9

1.51 "Gross Asset Value"	9

1.52 "Gross Offering Proceeds"	9

1.53 "Gross Operating Cash Receipts"	9

1.54 "Gross Revenue"	9

1.55 "Income" or "Loss"	9

1.56 "Indebtedness"	10

1.57 "Initial Closing Date"	10

1.58 “Initial Purchase Value of the Class A Units “	10

1.59 "Interest" or "Membership Interest"	10

1.60 "IRS"	10

1.61 “Liquidation and Winding Up”	10

1.62 "Majority Interest"	10

1.63 "Managing Broker-Dealer"	10

1.64 "Maximum Offering Amount"	10

1.65 "Member"	10

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1.66 "Member Nonrecourse Debt"	10

1.67 "Member Nonrecourse Debt Minimum Gain"	10

1.68 "Member Nonrecourse Deductions"	10

1.69 "Membership Interests"	11

1.70 "Net Offering Proceeds"	12

1.71 "Notice"	12

1.72 "Offering"	12

1.73 “Offering Statement”	12

1.74 "Offering Termination Date or Sales Termination Date"	12

1.75 "Operations"	12

1.76 "Organization and Offering Expenses"	12

1.77 "Organization and Offering Expenses Allowance"	13

1.78 "Original Member"	13

1.79 “Participation”	13

1.80 "Percentage Equity Interest"	13

1.81 "Percentage Voting Interest"	13

1.82 "Person"	13

1.83 "Preferred Return"	13

1.84 "Property"	13

1.85 "Property Management Fee"	13

1.86 "Purchase Price"	14

1.87 “Qualification of the Offering Statement	14

1.88 "Registry"	14

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1.89 "Sale"	14

1.90 "Sales Commissions"	14

1.91 "Selling Group"	14

1.92 "Subscription Agreement"	14

1.93 "Subscription Funds"	14

1.94 "Substitute Manager "	14

1.95 "Substitute Member"	14

1.96 "Super Majority Interest"	14

1.97 "Treasury Regulation" or "Treas. Reg."	14

1.98 "Unit"	14

ARTICLE 2 FORMATION	15

2.1 Formation of the Company	15

ARTICLE 3 NAME	15

3.1 Name	15

ARTICLE 4 PLACES OF BUSINESS	15

4.1 Registered Agent and Office	15

4.2 Principal Place of Business	15

4.3 Other Places of Business	15

4.4 Amendments	15

ARTICLE 5 NAMES AND ADDRESSES OF MEMBERS	16

5.1 Names and Addresses of Members	16

ARTICLE 6 PURPOSE AND OBJECTIVE	16

6.1 Purpose	16

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ARTICLE 7 DURATION	16

7.1 Term	16

ARTICLE 8 MEMBERS AND CAPITAL	17

8.1 Members and Capital	17

8.2 Members	17

8.3 Company Capital	21

8.4 Capital Accounts	21

8.5 Additional Capital Contributions	23

8.6 Loans by Members	23

8.7 No Right to Return of Capital	23

ARTICLE 9 POWERS, RIGHTS AND DUTIES OF Manager	23

9.1 Extent of Powers and Duties	23

9.2 Delegation of Powers	26

9.3 Management by the Board of Managers.	26

9.4 Reliance by Third Parties	27

9.5 Limitations on the Exercise of Powers of Manager	28

9.6 Limitation on Liability of Manager and its Affiliates; Indemnification	29

9.7 Compensation of the Manager and its Affiliates	30

9.8 Company Expenses	31

9.9 Other Interests of the Manager and its Affiliates	32

9.10 Acquisition Fee	33

ARTICLE 10 POWERS AND LIABILITIES OF MEMBERS	33

10.1 Absence of Control Over Company Business	33

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10.2 Limited Liability	33

ARTICLE 11 DISTRIBUTIONS AND ALLOCATIONS	34

11.1 Distributions	34

11.2 Allocations of Income and Loss	34

11.3 Special Allocations	35

11.4 Distributions and Allocations Among the Members	37

11.5 Tax Allocations: Code Section 704©; Revaluations	38

11.6 No Distributions in Kind	38

11.7 Company Entitled to Withhold	38

ARTICLE 12 WITHDRAWAL OF THE MANAGER	39

12.1 Withdrawal of the Manager	39

ARTICLE 13 TRANSFER OF UNITS	41

13.1 Withdrawal of a Member	41

13.2 Limitations on Assignments	42

13.3 Substitution	43

13 .4 Status of an Assigning Member	43

13.5 Limited Rights to Redemption of Units	43

ARTICLE 14 DISSOLUTION AND WINDING-UP	46

14.1 Events Causing Dissolution	46

14.2 Winding-Up of the Company; Capital Contribution by the Manager on Dissolution	46

14.3 Application of Liquidation Proceeds on Dissolution	47

14.4 No Recourse Against Other Members	48

ARTICLE 15 FISCAL MATTERS	48

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15 .1 Title to the Property and Bank Accounts	48

15.2 Company Books and Records	48

15.3 Financial Books and Accounting	50

15.4 Fiscal Year	50

15.5 Reports	50

15.6 Tax Returns and Tax Information	51

15.7 Accounting Decisions	51

15.8 Federal Tax Election	51

15.9 Tax Matters Member	52

ARTICLE 16 VOTING RIGHTS OF THE MEMBERS	54

16.1 Voting Rights of the Members	54

16.2 Limitations on Action by the Members	55

ARTICLE 17 AMENDMENTS	56

17 .1 Amendments by the Manager	56

17 .2 Amendments by the Members	56

ARTICLE 18 POWER OF ATTORNEY	57

18.1 Appointment of Attorney-in-Fact	57

18.2 Deemed Unanimous Consent of the Members	58

18.3 Power Coupled With an Interest.	58

ARTICLE 19 GENERAL PROVISIONS	58

19.1 Notices, Approvals and Consents	58

19.2 Further Assurances	59

19.3 Captions	59

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19.4 Binding Effect	59

19.5 Severability	60

19 .6 Integration	60

19.7 Applicable Law	60

19 .8 Counterparts	60

19 .9 Creditors	60

19 .10 Successors and Assigns	60

19 .11 Waiver of Action for Partition	60

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)© OF REGULATION A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the offering circular was filed may be obtained.

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OPERATING AGREEMENT

OF

AMERICAN DIVERSIFIED ENERGY LLC

This Limited Liability Company Operating Agreement (this "Agreement") of American Diversified Energy LLC, a Delaware limited liability company (the "Company"), is entered into by and among AD Partners LLC, a Delaware limited liability company, the Manager, the Original Member, and such other persons who may be admitted to the Company from time to time as Members, pursuant to the Delaware Limited Liability Act (the "Delaware Act" or the “Act”) on the following terms and conditions.

ARTICLE 1

DEFINITION OF TERMS

1.1 Defined Terms. Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

1.2 "Accountants" means any firm of independent certified public accountants that may be engaged from time to time by the Manager on behalf of the Company.

1.3 "Accredited Investor" means Accredited Investor, as that term is defined in Regulation D as adopted by the Securities and Exchange Commission as of the date of acceptance of the Member's subscription. As of the date of the Memorandum the term includes "any person who comes within any of the following categories or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(i) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 30l© or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5 million; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

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(ii) Any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in section 50l(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million;

(iv) Any director, executive officer, or manager of the issuer of the securities being offered or sold, or any director, executive officer, or manager of a manager of that issuer;

(v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1 million, exclusive of the value of his, her or their primary residence (valued at cost or appraised value by an institutional lender making a loan secured by the property), home furnishings and automobiles, over total liabilities. Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and, indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with that person's spouse in excess of $300,000 in each of those calendar years and has a reasonable expectation of reaching the same income level in the current calendar year;

(vii) Any trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); or because it is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors; and ,

(viii) Any entity in which all the equity owners are accredited investors.

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1.4 "Acquisition Expenses” means the total of: all expenses, including but not limited to third-party legal fees and expenses and in-house legal fees and expenses, which shall be charged to the Company at an amount the Company would be required to pay to non-Affiliates for comparable legal services in the same geographic location, travel and communication expenses, costs of appraisals, non-refundable option payments on the Property, accounting fees and expenses, fees and expenses for title insurance, environmental and engineering surveys or reports, fees for other due diligence reports, governmental fees and taxes, insurance, and all miscellaneous expenses related to the evaluation, selection and acquisition of the Property.

1.5 “Acquisition Fees" is the compensation payable to the Manager for identifying any Property, negotiating the contract for the purchase of the Property, conducting the due diligence on the Property, identifying the Lender, if any, structuring the financing and negotiating its terms, and any other services rendered in connection with acquiring the Property and making the Property available to the Company and its Members. The Manager shall receive a 3% Acquisition Fee based on the gross purchase price of any Property for services rendered in the sourcing and acquisition of any Property.

1.6 "Adjusted Capital Account Deficit" means, with respect to any Capital Account as of the end of any Fiscal Year or other Fiscal Period, the amount by which the balance in the Capital Account is less than zero. For this purpose, a Member's Capital Account balance shall be:

(i) reduced for any items described in Treas. Reg. Section 1.704- l(b)(2)(ii)(d)(4),(5), and (6);

(ii) increased for any amount the Member is unconditionally obligated to contribute to the Company no later than the end of the taxable year in which its Membership Interest is liquidated (as defined in Treas. Reg. Section 1.704-1 (b )(2)(ii)(g)) or, if later, within ninety (90) days after the liquidation; and

(iii) increased for any amount the Member is treated as obligated to contribute to the Company under the penultimate sentences of Treas. Reg. Sections l.704-2(g)(l) and l.704-2(i)(5) (relating to minimum gain).

1.7 “Adjusted Capital Contribution" means the subscription price of Ten Dollars ($10.00) per Unit for a Member's Class A Units, without deduction for the subscription discounts set forth in Section 8.2.3 for certain Members, and without deduction for Front-End Fees (whether payable by the Company or not), as reduced by any return of capital to the Member under Section 11.1 (ii) and 11.1(iii).

1.8 "Affiliate" or "Affiliated" means, with respect to any Person:

(i) any other Person directly or indirectly controlling, controlled by or under common control with such Person;

(ii) any officer, director or partner of such Person;

(iii) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person;

(iv) if such Person is an officer, director or member, any other Person for which such Person acts in such capacity; or

(v) any entity in which the Manager has an ownership or other financial interest.

provided, however, that this definition shall not include ownership of less than 1 % in a publicly traded entity.

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1.9 "Asset Management Fee" means the annual property management fee payable to the Manager or its Affiliates under Section 9.7.4 in an amount equal to 1.0% of the effective gross income.

1.10 "Assign" or "Assignment" means, with respect to any Unit or any part thereof, the sale, assignment, transfer, gift or other disposition of the Unit, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has released its security interest.

1.11 "Assignee" means any Person to whom any Unit has been Assigned, in whole or in part, in a manner permitted by Section 13.2.

1.12 "Available Cash from Operations" means all cash on hand (as determined from time to time) other than cash which is: (i) restricted from distribution under the terms of any loan or agreement to which the Company is a party, or (ii) applied to pay, or added to or retained in reserves in the reasonable exercise of the Manager's discretion for future payment of all obligations and liabilities of the Company (including any obligations and liabilities which are not yet due and payable, and those liabilities and obligations which may be then past due), expenses, capital improvements, capital investments and re-investments, replacements, contingencies, working capital, and other reasonable requirements of the Company, or (iii) Available Cash from Refinancing, or (iv) Available Cash from the Sale of a Property or other Asset.

1.13 "Available Cash from Refinancing" means, from time to time, the aggregate loan proceeds to the Company from the refinancing some or all of the Company's indebtedness, net of all costs and expenses (including the then outstanding balance of any mortgage or construction indebtedness being refinanced) paid or incurred or required to be paid by the Company in connection therewith.

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1.14 "Available Cash from the Sale of a Property or Asset" means, all cash from the sale of a Project, net of all costs and expenses incurred in connection with the sale of a Project including, but not limited to, brokerage fees, legal fees and the outstanding principal balance of any mortgage or other indebtedness secured by a Property or “Asset”.

1.15 “Available Cash” for distribution means cash available for distribution, in the sole discretion of the Manager, whether from Operations, Refinance or Sale of a Property.

1.16 "Book Basis" means Gross Asset Value as adjusted using the special depreciation calculations described in Treas. Reg. Section 1. 704-1 (b )(2)(iv)(g), notwithstanding that the original tax basis of the asset may differ from its Gross Asset Value. Whenever Gross Asset Value is adjusted pursuant to this Agreement, a corresponding adjustment shall be made to Book Basis.

1.17 "Broker-Dealer/Dealer Manager Fees and Expenses" means the fee payable to the Managing Broker-Dealer under Section 9.7.2 in an amount not to exceed 10% of the Gross Offering Proceeds, subject to the discounts for certain investors as set forth in Section 8.2.3.

1.18 “Broker Fee” At any Closing of the purchase of a Property, Seller paid real estate brokerage commissions, including any portion of which is paid to the Manager or and Affiliate when acting as a Real Estate broker in the transaction.

1.19 "Capital Account" means the capital account maintained for each Member under Section 8.4.

1.20 "Capital Contributions" means:

(i) as to the Manager, its Fifty Thousand Dollar ($50,000) contribution to the capital of the Company for the purchase of Class E Units, which shall reflect its interest in the Company as Manager; and

(ii) as to any Class A Member, an amount equal to Ten Dollars ($10.00) per Unit times the number of Units purchased or held by such Class A Member, without deduction for subscription discounts, if any, set forth in Section 8.2.3 for certain Members, and without deduction for Front-End Fees (whether payable by the Company or not). A Capital Contribution shall not be deemed a loan.

(iii) as to certain Class A Members, Four Thousand Dollars ($4,000.00) per Unit sold in the earlier Regulation D offering ($400,000) an amount equal to Eight Dollars ($8.00) per Unit times the number of Units purchased or held by such Class A Member, without deduction for subscription discounts, if any, set forth in Section 8.2.3 for certain Members, and without deduction for Front-End Fees (whether payable by the Company or not). A Capital Contribution shall not be deemed a loan.

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1.21 "Cash Flow" means gross cash revenues from a Property less gross cash expenditures relating to its operation and management and, in the case of a Property, less the debt service on any financing the Company has arranged or assumed to acquire the Property.

1.22 "Cause" means fraud, gross negligence, or willful violation of law resulting in direct material harm to the Company;.

1.23 "Class A Members'' means the Members listed on Exhibit A and any other Member holding a Class A Membership Interest, and admitted as a Class A Member of the Company hereunder.

1.24 "Class A Membership Interests" means the Membership Interests of the Company which shall be identical in all respects to the Class E Membership Interests, except that holders of Class A Membership Interests shall have an equity interest and limited voting rights and not be entitled to vote at any meeting or on any matter of the Company to be voted on pursuant to this Agreement or the Act by Class E Members (unless such holder also owns a Class E Membership Interest) or as specifically provided in this Agreement and, holders of Class A Membership Interests shall be entitled to a Cumulative Preferred Return of 5% of the Initial Purchase Value of the Class A Units, without accounting for the discount for the Class A Units purchased in the earlier Regulation D offering. . The Class A Membership Interest shall be represented by Class A Units.

1.25 "Class A Units" means the Class A Units issued or authorized to be issued by the Company in accordance with this Agreement. The Class A Units have been specifically authorized for issuance as part of a Regulation A+ Offering and were sold, at a 20% discount to the early Regulation D, Rule 506(b) investors. The Class A Units will not have the same transfer restrictions as the Class E Units.

1.26 "Class E Member” means the Members listed on Exhibit E and any other Member holding a Class E Membership Interest, and admitted as a Class E Member of the Company hereunder. Class E Units will only be held by the Manager.

1.27 "Class E Membership Interests" mean the Membership Interests of the Company which shall be identical in all respects to the Class A Membership Interests, except that holders of Class E Membership Interests shall have an equity interest and shall be entitled to vote at any meeting or on any matter of the Company to be voted on pursuant to this Agreement or the Act by Class E Members (unless such holder also owns a Class E Membership Interest) or as specifically provided in this Agreement. Holders of Class E Membership Interests shall not be entitled to a Cumulative Preferred Return. The Class E Membership Interest shall be represented by Class E Units.

1.28 "Class E Units" means the Class E Units issued or authorized to be issued by the Company in accordance with this Agreement. The Class E Units will have the transfer restrictions. Class E Units will only be transferable upon conversion into Class A Units, prior to, or at the time of sale or transfer, on a Unit per Unit basis and will no longer have full voting rights upon such conversion, but only the voting rights of the Class A Units.

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1.29 "Closing" means a closing of the sale of Units at which time subscriptions will be accepted and investors will be admitted to the Company as Members.

1.30 "Closing Date" means any date on which any Member is admitted to the Company, and includes the Initial Closing Date, any subsequent Closing Date and the Final Closing Date.

1.31 "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

1.32 "Company Minimum Gain" has the same meaning as "partnership minimum gain" as specified in Treas. Reg. Sections l.704-2(b)(2) and (d), and includes any additional amount that is treated as partnership minimum gain under Treas. Reg. Section 1.704- 2(j)(I )(iii).

1.33 "Consent" means:

(i) the written consent without a meeting of any Person to do the act or thing for which the consent is solicited; or

(ii) the act of granting consent;

as the context may require.

1.34 "Controlling Person" means, with respect to the Manager or any of its Affiliates, any of the following Persons:

(i) its chairmen, directors, presidents or other executive or senior officers;

(ii) any holder of a 5.0% or greater equity interest in the Manager or its Affiliate; or

(iii) any Person having the power to direct or cause the direction of the Manager or its Affiliate, whether through the ownership of voting securities, by contract or otherwise.

1.35 "Counsel" and "Counsel to the Company" means any law firm that may be engaged from time to time by the Manager on behalf of the Company.

1.36 "Delaware Act" or the “Act” means the Delaware Limited Liability Company Act, as amended, and any successor thereto.

1.37 "Disposition" means the Sale or other disposition or refinancing of any of the Company's Properties.

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1.38 "Disposition Fee" means the fee payable to the Manager or its Affiliates under Section 9.7.6 in an amount equal to 3.0% of the sales price paid for a Property, for services rendered in the marketing and sale of the Property.

1.39 "Dissolution Event" shall have the meaning assigned thereto in Section 14.1.

1.40 "Distributable Cash" means the Company's Gross Revenue, without deduction for depreciation, but after deducting cash funds used to pay all other fees, expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from reserves), and cash set aside in reserves as may be deemed necessary or appropriate by the Manager .

1.41 "Final Closing Date" means the last Closing Date on which any Member (other than a Substitute Member) shall be admitted to the Company, which shall be as soon as practicable following the Offering Termination Date.

1.42 “First Closing Date" means the earlier of the date on which (I) the Minimum Offering Amount that has been sold; or (ii) twelve (12) months following the qualification of the offering statement of which this offering circular is a part, or the qualification date, all subscriptions will be refunded to subscribers without deduction or interest.

1.43 "Fiscal Period" means any interim accounting period established by the Manager within a Fiscal Year.

1.44 "Fiscal Year" means the Company's annual accounting period established under Section 15.4.

1.45 "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Company's organizational and Offering phase, including Sales Commissions, Broker-Dealer/Dealer-Manager Fees and Expenses and all other similar fees and expenses however designated.

1.46 "Company" means American Diversified Energy LLC.

1.47 "Company Loan" means any loan made to the Company by the Manager or any of its Affiliates in accordance with Section 9.5.2.

1.48 "Manager’s Interest" means the Manager 's share of the Company's equity, net profits, losses and distributions pursuant to this Agreement.

1.49 "Manager " means AD Partnership LLC, and its successors or permitted assigns, as manager of the Company.

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1.50 "Company Nonrecourse Deductions" means the same as "partnership nonrecourse deductions," which means partnership losses, deductions and Code Section 705(a)(2)(B) expenditures in an amount computed under Treas. Reg. Sections l.704-2© and (j)(i)(ii).

1.51 "Gross Asset Value" means, with respect to any asset of the Company, the asset's adjusted tax basis, except that:

(i) the Initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset at the time of the contribution as determined in good faith by the Manager ;

(ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values at the time specified in Treas. Reg. Section l.704-l(b)(2)(iv)(f)(5) if the Company so elects;

(iii) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of the asset on the date of distribution;

(iv) the Gross Asset Value of Company assets shall be increased (or decreased) (without duplication of clause (ii) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704 l(b)(2)(iv)(m) of the Treasury Regulations; and

(v) if on the date of contribution of an asset or a revaluation of an asset in accordance with clauses (I) through (iv), above, the adjusted tax basis of the asset differs from its fair market value, the Gross Asset Value of the asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section l.704-l(b)(2)(iv)(g)(3).

1.52 "Gross Offering Proceeds" means the gross amount of Capital Contributions, before deduction of Front-End Fees (whether payable by the Company or not), of all Members admitted to the Company.

1.53 "Gross Operating Cash Receipts" means gross cash receipts of the Company from Operations of one or more Properties.

1.54 "Gross Revenue" means gross cash receipts of the Company from whatever source, excluding Capital Contributions.

1.55 "Income" or "Loss" means, for any Fiscal Year, the Company's taxable income or loss for the Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately under Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

(i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Income or Loss shall be applied to increase the taxable income or reduce the loss;

(ii) any expenditure of the Company described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section l.704-l(b)(2)(iv)(I) and not otherwise taken into account in computing Income and Loss, shall be applied to reduce the taxable income or increase the loss;

(iii) gain or loss resulting from a taxable disposition of any asset of the Company shall be computed by reference to the Gross Asset Value of the asset and the special depreciation calculations described in Treas. Reg. Section 1.704- l(b)(2)(iv)(g), notwithstanding that the original tax basis of the asset may differ from its Gross Asset Value;

(iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing the taxable income or loss for the Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery deductions determined pursuant to the method described in Treas. Reg. Section l.704-l(b)(2)(iv)(g)(3); and

(v) any items which are specially allocated under Sections 11.4.1 through 11.4.5 shall not be taken into account in computing Income or Loss.

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1.56 "Indebtedness" means, with respect to any Person as of any date, all obligations of the Person ( other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in the ordinary course of business that are not overdue or are being contested in good faith by appropriate proceedings and are not required to be classified on a balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of that date.

1.57 "Initial Closing Date" means the first Closing Date for the Company on which Members which purchased Class A Units pursuant to the Regulation A offering are admitted to the Company.

1.58 “Initial Purchase Value of the Class A Units” means the price at which the Class A Units are offered and sold pursuant to the Offering Statement qualified by the Securities and Exchange Commission (“Commission”) pursuant to a Regulation A filing with the Commission.

1.59 "Interest" or "Membership Interest" means the Units owned by a Member.

1.60 "IRS" means the Internal Revenue Service or any successor agency thereto.

1.61 “Liquidation or Winding up” shall mean a merger, sale of all or substantially all of the assets of the Company, reorganization or other transaction in which control of the Company is transferred will be treated as a liquidation, dissolution or winding up for purposes of the liquidation preference or participation election.

1.62 "Majority Interest" means Members owning more than 50% of the aggregate outstanding Units.

1.63 "Managing Broker-Dealer" or Managing Dealer-Manager means the Broker-Dealer/Dealer-Manager that may manage the offer and sale of the Units in all states.

1.64 "Maximum Offering Amount" means receipt and acceptance by the Company of subscriptions for the number of Class A Units to receive Gross Offering Proceeds of $50,000,000 million after the discounts described in Section 8.2.3, on or before the Final Closing Date.

1.65 "Member" means any Person who is the owner of at least one Unit and who has been admitted to the Company as a Member and any Person who becomes a Substitute Member in accordance with this Agreement. "Member(s)" also means the Class A and Class E Members, collectively as a group or individually as a single Class, as the context requires, and any future Members of the Company who become subject to the terms and conditions of this Agreement.

1.66 "Member Nonrecourse Debt" has the same meaning as "partner nonrecourse debt" as specified in Treas. Reg. Section l.704-2(b)(4).

1.67 "Member Nonrecourse Debt Minimum Gain" has the meaning as "partner nonrecourse debt minimum gain" as specified in Treas. Reg. Section l.704-2(i)(3), and includes any additional amount that is treated as partner nonrecourse debt minimum gain under Treas. Reg. Section l.704-2(j)(l)(iii).

1.68 "Member Nonrecourse Deductions" shall mean "partner nonrecourse deductions" and shall consist of those deductions and be in those amounts as specified in Treas. Reg. Sections l.704-2(i)(2) and (j).

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1.69 "Membership Interests" means, with respect to each Member, such Member's entire interest in the Company, in such Member's capacity as a Member thereof (as such term is understood for purposes of the Act), including each such Member's interest in the Equity, Profits, Losses, distributable cash and capital of the Company, and each such Member's voting rights and rights to participate in the management of the Company and the Company's business and activities (including Class A, and Class E Membership Interests). The Membership Interest of the Company shall initially consist of two (2) classes of Membership Interest, the Class A Membership Interest, and the Class E Membership Interest. The Class A Member's Percentage Equity Interest is based upon the relative Capital Contributions of the Class A Members.. The percentage equity interests of each of the two (2) classes of Units relative to each other will be determined by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.. The Membership Interest may vary during the course of the year as Membership Interests are transferred or as new Members are admitted and as additional Capital Contributions are made.

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1.70 "Offering Statement" and “Offering Circular” mean the Offering Statement and Offering Circular filed with the Commission pursuant to Regulation A with respect to the offer and sale of the Class A Units, as supplemented or amended.

1.71 "Net Offering Proceeds" means Gross Offering Proceeds minus Organization and Offering Expenses/Front End Fees (including the Organization Expense Allowance) and reduced by the discounts for certain investors set forth in Section 8.2.3.

1.72 "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to the Person or sent by registered, certified or regular mail, postage prepaid, or by confirmed email or facsimile, to the Person at the last known address of the Person.

1.73 "Offering" means the offering of Class A Units pursuant to the Offering Statement and Offering Circular filed with the Commission pursuant to Regulation A, as supplemented or amended.

1.74 "Offering Termination Date or Sales Termination Date" means the earlier of the date on which (i) the Maximum Offering Amount that has been sold; or (ii) twelve (12) months following the qualification of the offering statement of which this offering circular is a part, or the qualification date, all subscriptions will be refunded to subscribers without deduction or interest.

1.75 "Operations" means all operations and activities of the Company.

1.76 "Organization and Offering Expenses" means all costs and expenses incurred in connection with organizing the Offering and selling of the Class A Units including, without limitation:

(i) total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys);

(ii) expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, engineers and other experts;

(iii) expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees; and

(iv) other front-end fees, including, but not limited to escrow, financial, advisory, and structuring costs.

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1.77 "Organization and Offering Expenses Allowance" means the non-accountable allowance payable to the Manager or its Affiliates under Section 9.7.3 for Organization and Offering Expenses.

1.78 "Original Member" means AD Partners LLC or any Affiliate that becomes a Member of the Company pursuant to 8.1.3.

1.79 “Participation” means that in the event of any liquidation or winding up of the Company, the holders of the Class A Units and the holders of all other Units shall not be entitled to receive any liquidation preference from the Company except for any accrued but unpaid Preferred Return and all Equity Units, including Class A Units will participate ratably on an “as converted” to a Class A basis with the holders of the other Equity Units. A merger, sale of all or substantially all of the assets of the Company, reorganization or other transaction in which control of the Company is transferred will be treated as a liquidation, dissolution or winding up for purposes of triggering participation.

1.80 "Percentage Equity Interest" means the percentage of all the Members in the equity interests of the Company as set forth on Exhibit F attached hereto and made a part hereof.

1.81 "Percentage Voting Interest" means the voting interest of each of the Class A, members in the Company as set forth on each of Exhibit A, attached hereto and made a part hereof.

1.82 "Person" means any natural person, partnership, trust, limited liability company, corporation, association or other legal entity.

1.83 "Preferred Return" means, as to any Member, an annual cumulative non-compounded return on the Class A Member's Adjusted Capital Contribution (without reduction for any distribution made or to be made to the Member on the date of calculation), to the extent any Member has not already received its Preferred Return through previous distributions, calculated from the date the Member is admitted to the Company as a Member.

1.84 "Property" means any and all of (i) any solar designated, CNG, diesel, or gas stations, together with any other property, real or personal, related or incidental thereto acquired by the Company at the discretion of the Manager in accordance with this Agreement, directly or through one or more subsidiary entities; and, (ii) such property, real or personal, related or incidental thereto acquired by the Company.

1.85 "Property Management Fee" means the annual property management fee payable to the Manager or its affiliates under Section 9.6.5 in an amount equal to 3.0% of the effective gross income.

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1.86 "Purchase Price" means the price paid by, or on behalf of, the Company for, or in connection with, the purchase or acquisition of any Property, excluding Acquisition Expenses. With respect to the Property, "Purchase Price" also includes the amount of any reserves established by the Company when the Property is acquired for future capital expenditures related to capital improvements or replacements to the Property, the amount of any related financing and all liens and encumbrances on the Property, and defeasance fees.

1.87 “Qualification of the Offering Statement” means that the Company has received Notice of Qualification of its Offering Statement from the Commission.

1.88 "Registry" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and the number of Units held by, each Member.

1.89 "Sale" means the sale, exchange, foreclosure, condemnation, taking, or other Disposition of a Property or Mezzanine Loan.

1.90 "Sales Commissions" means the fee payable to the Managing Broker-Dealer/Dealer Manager under Section 9.7.2 in an amount up to 10% of the Gross Offering Proceeds.

1.91 "Selling Group" means the Managing Broker-Dealer/Dealer-Manager and those broker-dealers selected by the Managing Broker Dealer/Dealer Manager that will participate in the offer and sale of the Units.

1.92 "Subscription Agreement" means an execution and subscription instrument in the form included as Exhibit 4.0 to the Offering Statement.

1.93 "Subscription Funds" means the funds paid in cash by the Members to the Company for the purchase of their respective Units.

1.94 "Substitute Manager " means any Assignee of, or successor to, the Manager admitted to the Company in accordance with Article 12.

1.95 "Substitute Member" means any Assignee of Units who is admitted to the Company as a Member under Section 13.3.

1.96 "Super Majority Interest" means Members owning 90% or more of the aggregate outstanding Units, including the Manager, where specifically indicated

and excluding the Manager where specifically indicated.

1.97 "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department under the Code.

1.98 "Unit" means an Interest, or portion thereof, purchased by Members in the Company under Section 8.2, including any and all rights to profits, losses, income, gain, credits, deductions, cash distributions or returns of capital or other attributes of the Units.

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ARTICLE 2

FORMATION

2.1 Formation of the Company. On September 23, 2016 a Certificate of Formation was filed in the office of the Secretary of State of Delaware in accordance with and pursuant to the Delaware Act.

ARTICLE 3

NAME

3.1 Name. The business of the Company shall be conducted under the name "American Diversified Energy LLC" or any other name as the Manager may subsequently designate in writing to the Members.

ARTICLE 4

PLACES OF BUSINESS

4.1 Registered Agent and Office. The address of the Company's registered office in the State of Delaware is Corporation Service Company, 1209 Orange Street, Suite 400, Wilmington, Delaware 19801. This is the name and address of the Company's registered agent for service of process in the State of Delaware.

4.2 Principal Place of Business. The address of the Company's principal place of business is located at 711 w. 17th Street, Ste. D-5, Costa Mesa, CA 92627. The Company's telephone number is 949-258-9842.

4.3 Other Places of Business. The Company may maintain any other offices and places of business within or outside the State of Delaware as the Manager deems advisable.

4.4 Amendments. The Manager may from time to time, without the Consent of the Majority Interest of the Members, change the name of the Company, the registered agent, the registered address, and the principal place of business of the Company. In that event, the Manager shall notify the Members of the change in writing no later than sixty (60) days following the effective date of the change.

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ARTICLE 5

NAMES AND ADDRESSES OF MEMBERS

5.1 Names and Addresses of Members. The names and addresses of the Manager and the names and addresses of the Members shall be as set forth in the Registry, as it may be supplemented or amended from time to time. Any Member may change its respective place of business or residence, as the case may be, by giving Notice of the change to the Manager (and, in the case of the Manager , by giving Notice thereof to all of the Members), which Notice shall become effective when given as provided in Section 19.1.

ARTICLE 6

PURPOSE AND OBJECTIVE

6.1 Purpose. The purpose and nature of the business to be conducted by the Company is to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act, including without limitation to: (i) acquire, lease, operate, maintain, own CNG Stations, gasoline and diesel stations, solar energy properties, and diversified energy properties, together with any other property, real or personal, related or incidental thereto acquired by the Company at the discretion of the Manager in accordance with this Agreement, directly or through one or more subsidiary entities; and at such time (or times) and for such price and terms as may be determined by the Manager, in the Manager's sole discretion, may sell, exchange or otherwise dispose of any such property (or any portions thereof); (ii) make any other investments in any assets, that the Manager deems, in its sole discretion, to be beneficial to the Company; and (iii) do all such other actions as may be necessary, appropriate, proper, advisable, desirable, convenient, or incidental to the foregoing and engage in any and all businesses and to do any and all things permitted by a limited liability company under the Delaware Act.

The Company may, in the sole and absolute discretion of the Manager, set up separate single-member limited liability companies organized under the laws of the State of Delaware ( or such other jurisdiction as the Manager may determine) or joint venture entities organized under the laws of the State of Delaware (or such other jurisdiction as the Manager may determine) to own and hold each other asset acquired by the Company together with such property, real or personal, related or incidental thereto acquired by the Company (each such entity shall be referred to herein as a "Project" and collectively, as the "Projects").

ARTICLE 7

DURATION

7.1 Term. The term of the Company commenced with the filing of its Certificate of Formation with the Secretary of State of the State of Delaware on September 23, 2016, and shall terminate upon the disposition of the entirety of the Property, unless sooner dissolved or terminated as provided in this Agreement, provided however, the term of Company may be extended to beyond the disposition of the entirety of the Property upon the consent of a Majority Interest.

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ARTICLE 8

MEMBERS AND CAPITAL

8.1 Members and Capital.

8.1.1 The Manager . The Manager has contributed Fifty Thousand Dollars $50,000.00 in cash, cash equivalents, property, interests in property as its minimum Capital Contribution to the Company for the purchase of Class E Units. The Manager is the Original Member.

8.2 Members

8.2.1 Two Classes of Members. From and after the Initial Closing Date, there shall be two (2) class of Members: Class A Members, the Units which shall consist of the number of Units necessary to achieve subscriptions for up to the Maximum Offering Amount of $50,000,000.00 plus, up to 50,000 Class A Units offered to early investors pursuant to Regulation D; and, the Class E Member, the Class E Units which will be held by the Manager.

The Class A Member's Percentage Equity Interest is based upon the relative Capital Contributions of the Class A Members to total Class A interests. The Class E Member's Percentage Equity Interest is based upon the relative Capital Contributions of the Class E Members to total Class E interests. The percentage equity interests of each of the two (2) classes of Units relative to each other will be determined by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.. The Membership Interest may vary during the course of the year as Membership Interests are transferred or as new Members are admitted and as additional Capital Contributions are made.

There shall be no limitation on the number of Units which may be authorized, issued and/or outstanding at any time, in the sole discretion of the Manager, as to the timing of any such issuance and amount thereof. Until such time as additional Units of any Series have been authorized by the Manager, there will be two classes of Units, as set forth above. The Class A shall initially consist of Fifty Million Authorized Units. The Class E shall initially consist of Fifty Million Authorized Units.

Ownership Interests. The Series A Member’s ownership interest shall be calculated by dividing the number of Units of such Series held by such Member by the aggregate number of all series of authorized Units outstanding, that is, the sum of the total outstanding of the Series A plus the Series E.

Other Securities. Subject to the rights of holders of Series A Units, the Manager is authorized to issue Units, or any other Series or type of debt or equity securities of the Company (including options, warrants or rights to receive Series A Units, or any other Series or type of debt or equity securities of the Company, including convertible securities) that the Manager designates, at such times and on such terms as the Manager determines. Any such action shall be memorialized, as applicable, in an amendment and/or restatement to this Agreement executed by the Manager.

The Manager is hereby authorized to obtain capital for the Company through the offer and sale of the Class A Units pursuant to Regulation A. Provided, however, the Maximum Offering Amount for the Class A Units shall be reduced by the number of Units necessary so that the total of the Company's Gross Offering Proceeds do not exceed the Regulation A Maximum Offering Amount or $50,000,000 (50,000 Units offered pursuant to Regulation D are not included in this maximum.). The Class A, and Class E Members shall have different rights with respect to voting their interests in the Company. All classes of Members have an equity interest in the Company.

The Class A Units will not have the same transfer restrictions as the Class E Units. Class E Units will only be transferable upon conversion into Class A Units, prior to, or at the time of sale or transfer, on a Unit per Unit basis and will no longer have full voting rights upon such conversion, but only the voting rights of the Class A Units.

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Class A Membership Interests, represented by the Class A Units, are the Membership Interests of the Company which shall be identical in all respects to the Class E Membership Interests, except that holders of Class A Membership Interests shall have an equity interest and limited voting rights and not be entitled to vote at any meeting or on any matter of the Company to be voted on pursuant to this Agreement or the Act by Class E Members (unless such holder also owns a Class E Membership Interest) or as specifically provided in this Agreement and, holders of Class A Membership Interests shall be entitled to a Cumulative Preferred Return of 5% of the Initial Purchase Value of the Class A Units . The Class A Membership Interest shall be represented by Class A Units. The Class A Units have been specifically authorized for issuance as part of a Regulation A Offering. The Class A Units will not have the same transfer restrictions as the Class E Units. Class A Members will be listed on Exhibit A.

Class E Membership Interests shall be identical in all respects to the Class A Membership Interests, except that holders of Class E Membership Interests shall have an equity interest and shall be entitled to vote at any meeting or on any and all matters of the Company to be voted on pursuant to this Agreement or the Act by Class E Members (unless such holder also owns a Class E Membership Interest) or as specifically provided in this Agreement. Holders of Class E Membership Interests shall not be entitled to a Cumulative Preferred Return. The Class E Membership Interest shall be represented by Class E Units. Class E Members will be listed on Exhibit E. Class E Units will only be held by the Manager. Class E Units will only be transferable upon conversion into Class A Units, prior to, or at the time of sale or transfer, on a Unit per Unit basis and will no longer have full voting rights upon such conversion, but only the voting rights of the Class A Units

8.2.2 Subscription Agreements. Each Person desiring to become a Member and holder of Class A Units shall execute and deliver to the Manager a Subscription Agreement (the form of which is included in the Offering Statement as Exhibit 4.0) and any and all other documents as the Manager shall reasonably request. The Subscription Agreement and all such other documents shall be in form and substance reasonably satisfactory to the Manager; and under which, among other things, the Person shall, subject to the Manager 's acceptance of the Person's Subscription Agreement, agree to be bound by all terms and provisions of this Agreement.

Other Subscription Agreements. Each Person, holding a Convertible Note, desiring to become a Member and holder of Class A Units shall execute and deliver to the Manager a Subscription Agreement, as presented by the Manager and any and all other documents as the Manager shall reasonably request. The Subscription Agreement and all such other documents shall be in form and substance reasonably satisfactory to the Manager; and under which, among other things, the investor shall, subject to the Manager 's acceptance of the investor's Subscription Agreement, agree to be bound by all terms and provisions of this Agreement.

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8.2.3 Amount of Capital Contribution. Each Member purchasing Class A Membership Interests and Class A Units shall make a Capital Contribution in cash in an amount equal to Ten Dollars ($10.00) for each Unit purchased. The minimum subscription shall be Five Hundred (500) Units at $10.00 per Units, however, subscriptions for less than 500 Units may be accepted in the sole discretion of the Manager. Notwithstanding the foregoing, the Company, in its sole discretion, may sell Units net of all or a portion of the Sales Commissions and/or Broker-Dealer/Dealer-Manager Fees and Expenses otherwise payable, to investors who (a) buy Units through a Registered Investment Advisor (RIA), (b) are affiliates of the Company or of a member of the Selling Group, or ( c) have a pre-existing substantive relationship with the Manager or its Affiliates; or, hold Notes Convertible into Class A Units Notwithstanding the above, a selling agent may waive a portion or all of its sales commission, in its sole discretion, and sell Units to investors at a reduced price.

Up to 50,000 Class A Units have been offered to Convertible Note holders, convertible at a Capital Contribution of $8.00 per unit, for a total of $400,000. Class A Units will have limited voting rights.

The Manager, has made a Fifty Thousand Dollar ($50,000) contribution to the capital of the Company for the purchase of Class E Units, which shall reflect its interest in the Company as Manager.

8.2.4 Fractional Units. The Company shall not be required to sell fractional Units; provided, however, the Manager may accept subscriptions for, and sell, fractional Units in its sole and absolute discretion.

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8.2.5 Admission of Members - The Minimum Offering Amount for the Class A Units is $4,500,000.00 which funds will be held in escrow until that amount is reached and there is an Initial Closing Date/First Closing Date. Thereafter, there will be no Minimum Offering Amount. Subscribers for the Class A Units shall be admitted to the Company when additional closings are held. If all Units are not sold at the time of the Initial Closing Date, two Closings may be conducted each month thereafter with respect to additional Class A Units purchased in accordance the Offering Statement, until the Maximum Offering Amount is sold or, if earlier, the Offering Termination Date. The Manager shall notify each subscriber whose subscription has been accepted by the Manager as promptly as practical of the subscriber's admission to the Company as a Member.

If subscription proceeds of at least the minimum offering amount are not deposited with the escrow holder, as set forth in more detail in the “Plan of Distribution,” in the Offering Circular on or before the earlier of 12 months following the date of qualification of the offering statement of which this offering circular is a part, by the Commission, or the qualification date, all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the period commencing on the qualification date and ending 12 months thereafter, or the minimum offering period.

8.2.6 Time In Which to Accept or Reject Subscriptions. Subscriptions for Units shall be accepted or rejected, in whole or in part, by the Manager within fifteen (15) days after receipt. Any subscription not accepted within fifteen (15) days of receipt shall be deemed rejected. The Manager shall have the unconditional right to refuse to admit any subscriber as a Member without liability to the Manager .

8.2.7 Time In Which to Admit Members to the Company. Each Person whose subscription is accepted by the Manager shall be admitted to the Company as a Member, and shall for all purposes of this Agreement become and be treated as a Member, promptly on the Initial Closing Date or, thereafter, on the first practicable Closing, as determined by the Company in its sole and absolute discretion.

8.2.8 Amending the Registry. Promptly following each Closing Date (and, in any event, within five (5) business days thereafter), the Manager shall amend the Registry to reflect the name and address of each Member admitted to the Company as a result of that Closing; provided that any failure so to amend the Registry following any Closing Date shall not in any way affect the admission of any Member to the Company for all purposes of this Agreement.

8.2.9 Subscription to be Held in Escrow. All Subscriptions for the Class A Units received by the Company shall be held in an Escrow Account until the Initial Closing Date, or the applicable subsequent Closing Date.

8.2.10 Release of Subscription from Escrow Account. On the Initial Closing Date or any subsequent Closing Date, all Subscription then held in the Escrow Account with respect to Units purchased by any Person admitted to the Company as a Member as a result of that Closing shall be released to the Company for use by the Company as described in the Offering Statement and this Agreement. Investors will not receive interest on funds held in escrow prior to the Initial Closing Date or any subsequent Closings.

Subscription deposited by any Person whose subscription is rejected by the Manager shall be promptly returned to that Person without interest within seven (7) business days of the subscription being rejected. In no event shall any Subscription be held in escrow beyond the Offering Termination Date, before either being released to the Company on a Closing as described above or, if the offering has been terminated, returned to the subscriber.

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8.3 Company Capital.

8.3.1 No Obligation to Redeem Units. One year after the Initial Closing Date, any Member may request that the Company redeem some or all of the Member's Units. However, the Company has no obligation to redeem any Units, and the Company will not maintain a cash reserve for this purpose. The redemption price may be unilaterally set by the Manager. No Member shall have the right to withdraw or receive any return of the Member's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution shall be returned to any Member in the form of property other than cash.

8.3.2 No Priority of Members. Except as otherwise specifically provided in this Agreement, no Member and holder of any class of Units shall have priority over any other Member as to:

(i) the return of the Member's Capital Contribution or Capital Account;

(ii) the Member's share income and Losses; or

(iii) the Member's share of Distributable Cash.

(iv) distributions on liquidation and winding up.

The Manager and its Affiliates shall not have any personal liability for the repayment of the Subscription Funds or Capital Contribution of any Member except to the extent specifically provided otherwise in this Agreement.

8.4 Capital Accounts.

8.4.1 Separate Capital Accounts. A separate Capital Account shall be established and maintained for the Manager (holder of Class E Units) and each Member.

8.4.2 Manager Capital Account. The Capital Account balance of the Manager (holder of Class E Units) initially shall be an amount equal to its $50,000 Capital Contribution.

8.4.3 Member Capital Accounts. The Capital Account of each Member (holders of Class A, or other class of Units) initially shall be an amount equal to the amount of the Member's Subscription Funds.

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8.4.4 Increases to Capital Accounts. The Capital Account of each Member shall be increased by:

(i) the amount of any additional money contributed by the Member to the Company; and

(ii) allocations to the Member of Income and gain (or items thereof), including items of income and gain specially allocated under Article 11.

8.4.5 Decreases to Capital Accounts. The Capital Account of each Member shall be decreased by:

(i) the amount of money distributed to or on behalf of the Member by the Company; and

(ii) allocations to the Member of Company Losses or deductions (or items thereof), including items of Loss and deduction specially allocated under Article 11.

8.4.6 One Capital Account for More than One Membership Interest. For purposes of this Agreement, a Member who has more than one Interest in the Company, including Interests as both the Manager and a Member, shall have a single Capital Account that reflects all of those Interests, regardless of the time or manner in which the Interests were acquired.

8.4.7 Treatment of Capital Account On the Sale or Transfer of an Interest. If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to the Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1. 704-1 (b )(2)(iv)(l). However, if the transfer causes a termination of the Company under Code Section 708(b)(l)(B), the Capital Account that carries over to the transferee shall be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1. 708-1.

8.4.8 Section 754 Election. For any taxable year in which the Company has a Code Section 754 election in effect, or in which mandatory adjustments to the basis of the Company's Property and other assets under Code §§734 or 743 are required under the Code, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section l.704-l(b)(2)(iv)(m). The Company may, but shall not be required to, make any election under Section 754 of the Code.

8.4.9 Adjustments to Capital Accounts. On the occurrence of the events specified in Treas. Reg. Section 1. 704- l (b )(2)(iv)(f), the Members' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Company assets on the books of the Company in accordance with that Treasury Regulation and Treas. Reg. Sections l.704-l(b)(2)(iv)(f) through (h).

8.4.10 Maintenance of Capital Accounts. Notwithstanding anything in this Agreement to the contrary, the Members' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section l.704-l(b)(2)(iv), and any questions or ambiguities arising under this Agreement shall be resolved by reference to that Treasury Regulation. Further, that Treasury Regulation shall govern the maintenance of the Capital Accounts to the extent this Agreement does not provide for the treatment of a particular item. If Treas. Reg. Section l.704-l(b)(2)(iv) does not provide for a particular item, the Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Members based, wherever practicable, on federal tax accounting principles.

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8.5 Additional Capital Contributions. Subject to applicable laws, the Manager (holder of the Class E Units) shall not be required to make any Capital Contribution in addition to the Capital Contribution required under Section 8.2. Also, the Members (holders of the Class A Units shall not be required to pay any additional money to the Company, as a Capital Contribution or otherwise, in addition to the amount of their Subscription Funds, except a Member who receives a prohibited distribution from the Company or as provided otherwise under the Delaware Act or because of the unanimous vote of the Class A Holders.

8.6 Loans by Members. Subject to Section 14.2, no loan by any Member or any Affiliate of any Member to the Company (including, without limitation, any Company Loan) shall constitute a Capital Contribution to the Company or increase the Capital Account balance of any Member, but shall be treated, for all purposes, as Indebtedness of the Company payable or collectible only out of the assets of the Company in accordance with the terms and conditions on which the loan was made.

8.7 No Right to Return of Capital. No Member shall be entitled to demand or receive any distribution of, or with respect to, the Member's Subscription funds, Capital Contribution or Capital Account, except as specifically provided in this Agreement.

ARTICLE 9

POWERS, RIGHTS AND DUTIES OF MANAGER

9.1 Extent of Powers and Duties.

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9.1.1 General. Except as expressly limited by the provisions of this Agreement, the Manager shall have complete and exclusive discretion to manage and control the affairs and business of the Company and may employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Company.

The Manager shall have fiduciary responsibility for the safekeeping and use of all Funds and assets of the Company, whether or not in the Manager's immediate possession or control.

9.1.2 Powers and Duties of the Manager . Subject only to the limitations otherwise provided in this Agreement, the Manager 's powers and duties for, or on behalf of, the Company and its Property shall include, but is not limited to the following:

(i) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal on such terms and subject to such conditions as are determined by the Manager in its sole discretion, all types of property interests, including, but not limited to, real, personal, intellectual, physical, incorporeal, tangible or intangible or other, and to contract with others to do the same on behalf of the Company;

(ii) in its sole discretion, the Manager may sell the Property or any property, or any portion thereof, and any other Company assets before any expiration date of the Company, and if substantially all of the Company's Properties and other assets have been liquidated, terminate the Company;

(iii) to assure the proper application of the Company's revenues;

(iv) to maintain proper books of account for the Company and to prepare reports of operations and tax returns required to be furnished to the Members under this Agreement or to taxing bodies or other governmental agencies, in accordance with applicable laws and regulations;

(v) to designate depositories of the Company's funds, and establish the terms and conditions of the deposits and drawings thereon;

(vi) to borrow money, procure extensions of credit or otherwise incur Indebtedness on behalf and in the name of the Company and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Property as security for any borrowing related to the Company's acquisition of that Property;

(vii) to hold all or any portion of the Property and other assets of the Company in the name of one or more trustees, nominees, or other entities or agents of or for the Company in accordance with the provisions of the Code and the Treasury Regulations under the Code, but only after consultation by the Manager with the Company's Accountants or Counsel;

(viii) to acquire or enter into any contract that the Manager deems necessary or appropriate to carry out the purposes, policies or objectives of the Company or to protect the Company or the Manager , to conserve Company assets, or for any purpose convenient or beneficial to the Company;

(ix) to select, supervise and retain agents, management agents, employees, managers, accountants, attorneys, consultants and other persons in the operation and management of the business of the Company and its Property, including, but not limited to, Affiliates of the Manager , on such terms and for such compensation as the Manager shall determine, provided, however, that, with respect to services provided by the Manager or its Affiliates, compensation for such services shall be limited as specifically set forth in this Agreement and/or shall be within terms and conditions reasonably available to the Company;

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(x) to cause the Company to make or revoke any of the elections referred to in Sections 108, 732, 754 and 1017 of the Code or any similar provisions enacted in lieu thereof;

(xi) to select the calendar year as the taxable year and the accounting year for the Company;

(xii) to cause the Company to use the accrual accounting method for tax purposes;

(xiii) to require in all Company Indebtedness or other obligations to any Person that the Manager shall not have any personal liability thereon, but that the Person contracting with the Company must look solely to the Company's assets for satisfaction;

(xiv) to invest any or all of the Offering Proceeds temporarily, before making or acquiring the Property, in short term, highly liquid investments where there is appropriate safety of principal;

(xv) to execute or sign, individually or jointly, a check or certificate on behalf of the Company;

(xvi) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, on such terms as it may determine and on such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including those relating to federal, state or local taxation, either in favor of or against the Company;

(xvii) to establish and maintain reserves for such purposes and in such amounts, and to increase or reduce such amounts, as it deems appropriate from time to time;

(xviii) to enter into contractual arrangements with the Managing Broker-Dealer/Dealer-Manager on behalf of the Company with respect to the offer and sale of Units to investors;

(xix) to cause the Company to redeem Units, in the Manager 's sole discretion, except as otherwise provided by this Agreement or by law;

(xx) to cause the Company to obtain and pay the premiums with respect to insurance policies covering such risks as the Manager deems reasonably necessary to protect the interests and assets of the Company; provided that the Manager , its Affiliates and their respective employees and agents may be named as additional insured parties thereunder only if the cost of premiums payable by the Company is not increased thereby or if any increased cost is paid by the Manager ; and

(xxi) to take all other actions and execute all other documents and instruments as the Manager deems necessary, convenient or advisable to accomplish or further the purposes or objectives of the Company or to protect and preserve Company assets or any other election pursuant to the Code or any state or local tax law that the Manager shall deem appropriate.

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9.2 Delegation of Powers. Except as otherwise provided under this Agreement or by law, the Manager may, in its sole discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person including, without limitation, any Affiliate of the Manager.

9.3 Management by the Board of Managers. Except as otherwise provided under this Agreement or by law, the Manager may, in its sole discretion, delegate all or any of its duties under this Agreement to a Board of Managers which shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company, including all powers provided for in this Agreement, the Act or otherwise. Any Officer or employee of the Company authorized by the Board of Managers shall have the authority to bind the Company. Without limiting the generality of the foregoing, the Board of Managers shall establish overall policies for the Company, set long- range plans and objectives and direct the conduct of the Company's Officers and employees. No action shall be taken, sum expended, decision made or obligation incurred by the Company with respect to any matter regarding the Company unless such matter has been expressly approved by the Board of Managers as provided for herein.

9.3.1 Composition of Board of Managers. The Board of Managers shall initially consist of two (2) individuals, both of which shall be the Managers, and each of whom shall be elected from time to time by the holders of Series E Units. The initial member of the Board of Managers under this Agreement shall be Julio Macedo. Additional members of the Board of Managers may be appointed, in the sole discretion of the Manager.

9.3.2. Meetings. The Board of Managers shall meet no less frequently than quarterly and additionally at the request of the any member of the Board of Managers or, at the request of the Manager, such request to be made upon no less than three (3) business days notice by telephone, e-mail or facsimile transmission, which notice may be waived in each instance. Each such meeting shall be held at such date, time and place as the members of the Board of Managers may determine. One or more members of the Board of Managers may participate in any meeting of the Board via telephone conference call or other electronic device by which all members of the Board of Managers may simultaneously hear all other members of the Board of Managers. A member of the Board of Managers may attend a meeting by proxy, provided that his proxy holder presents a written proxy at the meeting which empowers the proxy holder to take any action that the member of the Board of Managers could take if personally present. A proxy holder must be another member of the Board of Managers.

9.3.3 Voting and other Actions. Initially, Board of Managers member Julio Macedo shall have two (2) votes and the other member of the Board of Managers shall have one vote. As members are added to the Board of Managers, the initial member of the Board of Managers, Julio Macedo, or his designated replacement, shall have the number of votes totaling the number of members of the Board of managers and all other members of the Board of Managers shall have one vote. By way of example, should the Board of Managers be increased to 4 member, Julio Macedo or his designee shall have 4 votes and the remaining three members shall have one vote each. All actions of the Board shall require the affirmative vote of a majority of the members of the Board of Managers. No member of the Board of Managers shall be liable to the Company for any loss or damage sustained by the Company, unless the loss or damage shall have been the result of fraud, deceit, or intentional misconduct.

9.3.4 Action by Written Consent Without a Meeting. Any action that may be taken at a meeting of the Board of Managers may be taken without a meeting if consent in writing setting forth the action so taken is signed by all of the members of the Board of Managers. All such consents shall be filed with the minutes of the Company and shall be maintained in the Company records.

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9.3.5 Compensation. Except as determined and approved by the Manager, in the sole discretion of the Manager, the members of the Board of Managers shall not be entitled to compensation for acting as such, provided that a member of the Board of Managers shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred to attend meetings of the Board of Managers.

9.3.6 CEO and Other Officers. Should the Manager, in its sole discretion choose, generally, the day-to-day operations of the Company shall be under the control of a CEO of the Company duly appointed from time to time by the Manager or the Board of Managers and subject to the supervision and direction of the Board of Managers. The Manager or the Board of Managers may, from time to time, appoint such other officers who may include a chief financial officer, a chief operating officer, one or more vice presidents and such other officers as they consider appropriate. Such Officers shall exercise such duties as customarily pertain to such offices as determined by the Manager or the Board of Managers.

9.3.6.1 Appointment. The CEO and any officers of the Company appointed by the Manager or the Board of Managers shall hold office until their successors are chosen by the Manager or the Board of Managers. The CEO and any Officer may be removed at any time by the Manager or the Board of Managers. Any vacancy occurring in any office of the Company shall be filled by the Manager or the Board of Managers.

9.3.6.2 Compensation. Subject to the approval of the Manager, the Board of Managers shall determine and agree with the CEO and each officer on a reasonable amount of compensation for services rendered or to be rendered to the Company.

9.3.7 Other Business Interests. So long as such business venture is not competitive with the Company, the Manager, any member of the Board of Managers or officer, or any Affiliate of the Manager, may engage in or possess an interest in other business ventures of every kind and description, independently or with others, and may dedicate such time to such ventures as such Persons deem, in their discretion, necessary.

9.4 Reliance by Third Parties. No Person dealing with the Company or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Manager in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Property, or any part thereof, nor be required to inquire as to whether the approval of the Members has been first obtained. Any such Person shall be conclusively protected in relying on a certificate of authority or of any other material fact signed by the Manager, or in accepting any instrument signed by the Manager in the name and on behalf of the Company or the Manager .

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9.5 Limitations on the Exercise of Powers of Manager . The Manager shall have no power to take any action prohibited by this Agreement or by the Delaware Act.

9 .5.1 Investment Company Status. The Manager shall use its best efforts to assure that the Company is not deemed to be an "investment company" within the meaning of the Investment Company Act.

9.5.2 Loans to or from the Manager and its Affiliates.

(i) No loans may be made by the Company to the Manager or its Affiliates.

(ii) The Manager and its Affiliates may loan or advance funds to the Company, provided that the rate of interest and other amounts that would be charged to the Company (without reference to the loaning Manager 's or Affiliate's financial abilities or guarantees) shall not exceed those that would be charged by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area and the other terms of the loan are no less favorable to the Company than those that could be obtained from such unrelated lending institutions.

(iii) If the Manager or any of its Affiliates purchases the Property in its own name and with its own funds in order to facilitate the ultimate purchase of the Property by the Company, the Manager or the Affiliate, as the case may be, shall be deemed to have made a loan to the Company in the amount of the Purchase Price and shall be entitled to receive interest on that amount as set forth above.

Any advances made by the Manager or any of its Affiliates for the purpose of paying Organization and Offering Expenses shall not constitute a loan to the Company, but shall be reimbursed to the Manager or its Affiliate by the Company in the case of Offering expenses, (to the extent payable by the Company under this Agreement) or by the Manager from its Organization and Offering Expenses allowance, in each case payable without interest thereon.

9.5.3 Exchange of Interests for Properties. The Company may acquire any interest in property, real, personal, intellectual, of any type, etc. in exchange for Interests in the Company.

9.5.4 Use of Company's Assets. The Manager shall not employ, or permit any other Person to employ, the Company's funds or assets in any manner except for the exclusive benefit of the Company.

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9.6 Limitation on Liability of Manager and its Affiliates; Indemnification.

9.6.1 Limitation on Liability. The Manager and its Affiliates shall not have any liability to the Company or to any Member for any loss suffered by the Company or a Member that arises out of any action or inaction of the Manager or its Affiliate, acting on behalf of or performing services for the Company, if:

(i) the Manager or its Affiliate, in good faith, determined that such course of conduct was in the best interests of the Company; and

(ii) such course of conduct did not constitute gross negligence or willful misconduct of the Manager , nor gross negligence or willful misconduct of its Affiliate.

9.6.2 Indemnification. The Manager and its Affiliates shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them, or any of them, in connection with actions taken or not taken on behalf of the Company or within the scope of the Manager 's authority, provided that:

(i) the same were not the result of gross negligence or willful misconduct on the part of the Manager , nor gross negligence or willful misconduct of its Affiliates; and

(ii) the Manager or its Affiliates, in good faith, determined that the action or inaction giving rise thereto was in the best interests of the Company.

9.6.3 Insurance. Any amounts payable under the provisions of this Section 9.5 shall be recoverable solely out of the assets of the Company and not from the personal assets of the Members. The Company shall not incur the cost of any portion of any insurance that insures any party against any liability the indemnification of which is prohibited under this Section 9.5; provided, however, that with respect to public liability insurance obtained by the Company in connection with the property or operations of the Company, the Manager shall be permitted to add itself and its Affiliates as additional insureds thereunder so long as, and to the extent that, the Manager pays for the incremental premium costs resulting from their being added as additional insureds. For purposes of this Section 9.5, "public liability insurance" shall include insurance that would cover damage to property or personal injury to non-affiliated persons incurred during the performance of services related to the Company and its Operations.

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9.7 Compensation of the Manager and its Affiliates. The Manager and its Affiliates shall not receive any compensation from the Company except in accordance with this Section 9.7.

9.7.1 Allocations and Distributions. The Manager and its Affiliates shall be entitled to receive the allocations and distributions provided in Articles 11 and 14 with respect to their respective Interests or Manager's Interests in the Company.

9.7.2 Offering Fees and Expenses. Subject to Section 8.2.3, the Managing Broker-Dealer/Dealer-Manager shall receive on each Unit sold to investors:

Sales Commission of up to 10.0%; and

The Managing Broker-Dealer/Dealer Manager will receive underwriting discounts, commissions and expense reimbursements of 10.00% of the gross offering proceeds. The dealer-manager will determine the allocation of selling commissions, non-accountable expense reimbursement, and reimbursements of accountable expenses. The aggregate amount of Sales Commissions and Broker-Dealer Fees and Expenses (collectively, "Sales Commissions and Expenses") reimbursed to the Selling Group will not exceed 10% of the Gross Offering Proceeds.

The Managing Broker-Dealer/Dealer-Manager will retain any of the Broker-Dealer/Dealer-Manager Fees, Expenses and Sales Commissions and the other compensation described above that is not re-allowed to the wholesalers or members of the Selling Group.

9.7.3 Organization and Offering Expenses. The Manager or its affiliates shall receive an Organization and Offering Expenses allowance for organization expenses of the Offering from the Gross Offering Proceeds as the Company conducts its Closings. This allowance excludes the Manager 's annual Asset Management Fee and Property Management Fee.

9.7.4 Asset Management Fee. Subject to Section 9.7.7, the Manager or its Affiliates shall receive an annual Asset Management Fee in an amount equal to 1.0% of the gross revenue generated from the Property. The Asset Management Fee is for the Manager 's professional services as an asset manager and a Manager of Company.

The Manager 's Asset Management Fee is in addition to the reimbursements paid by the Company to the Manager for certain expenses that it and its Affiliates incur on behalf of the Company. The Manager, in its sole and absolute discretion, may hire sub-contractor managers (including Affiliates) to assist in the asset management of the Company and its assets. All such fees paid to Affiliates and third parties hired to perform asset management services shall be paid by the Company.

9.7.5 Property Management Fee. Subject to Section 9.7.7, the Manager or its Affiliates shall receive, for its services in supervising the management, operations and maintenance of the Property, a Property Management Fee in an amount equal to 3.0% of the gross revenue generated by the Property.

The Manager 's Property Management Fee is in addition to the reimbursements paid by the Company to the Manager for certain expenses that it and its Affiliates incur on behalf of the Company. The Manager, in its sole and absolute discretion, may hire sub-contractor managers to assist in the management of the Property.

9.7.6 Disposition Fee. Subject to Section 9.7.7, the Manager or its Affiliates shall receive a disposition fee of 3.0% of the gross sales price paid for a Property, for services rendered in the marketing and sale of the Property. Payment of all Disposition Fees to the Manager shall not be contingent upon sufficient Distributable Cash being available upon liquidation after receipt by the Members of their Preferred Return and their respective Adjusted Capital Contribution as provided in Section 14.3.

9.7.7 Competitive Rates. Except as otherwise provided to the contrary in this Agreement, the Manager and any Affiliate shall not provide goods or services to the Company, unless the compensation, price, or rental therefor is competitive with the compensation, price, or rental of other persons in the area engaged in the business offering comparable services or selling or leasing comparable goods that could reasonably be made available to the Company.

9.7.8 Acquisition Fee. The Manager or its Affiliates shall receive a 3% Acquisition Fee based on the gross purchase price of any Property for services rendered in the sourcing and acquisition of any Property Payment of all Acquisitions Fees to the Manager shall not be contingent upon sufficient Distributable Cash being available upon liquidation after receipt by the Members of their Preferred Return and their respective Adjusted Capital Contribution as provided in Section 14.3.

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9.8 Company Expenses. All expenses incurred by the Company, which are separately charged directly to the Company, rather than to the Manager or its Affiliates, and are approved by the Manager , shall be an obligation of the Company and shall be paid directly by the Company. In addition, the Company shall reimburse the Manager and its Affiliates for expenses incurred by them for, or on behalf of, the Company as provided in the following provisions of this Section 9.8:

(i) Except as otherwise expressly provided in Section 9.7, expenses incurred in connection with the duties of the Manager and its Affiliates set forth in Section 9.1 shall not be included in the fees set forth in Section 9.7, but shall be charged by the Manager or its Affiliates performing those duties separately to the Company for reimbursement to the extent the reimbursement is permitted under subsections (ii), (iii) and (iv) of this Section 9.8, below.

(ii) The Manager and its Affiliates shall be reimbursed by the Company for the actual direct costs of goods and services obtained by them from independent third parties that are used for, or by, the Company, including Acquisition Expenses, and Disposition Expenses but are separately charged to the Manager or its Affiliates and are not expressly included in the fees set forth in Section 9.7.

(iii) Except as provided in subsection (iv) of this Section 9.7, below, the Manager and its Affiliates shall be reimbursed by the Company for the expenses of services provided by them to the Company, including Acquisition Expenses and Disposition Expenses and out-of-pocket expenses, allocated expenses, and personnel expenses, including but not limited to expenses of janitorial, leasing, marketing and other personnel at the Property ( other than personnel expenses allocated to the Controlling Persons of the Manager or its Affiliates) incurred in connection with the management of the Property, which are reasonably necessary, convenient or advisable, in the sole discretion of the Manager , to the prudent operation of the Company, and are not expressly included in the fees set forth in Section 9.7, provided that the reimbursements shall not exceed the lesser of:

(1) its, or their, actual cost for those services; or

(2) the amount the Company would be required to pay to non-Affiliates for comparable services in the same geographic location; provided further, that there shall be no reimbursement for those services if the Manager or any Affiliate is entitled to compensation in the form of a separate fee or reimbursement for those services under any other provision of Section 9.6 or this Section 9.7.

(iv) The Manager and its Affiliates shall not be reimbursed by the Company for amounts expended by them with respect to their rent, personnel, depreciation, utilities, capital equipment, or similar overhead or administrative items that relate primarily to the activities of the Manager or its Affiliates in their individual capacities, rather than the activities provided to and associated with the Company. Subject to the foregoing, items that may be reimbursed to the Manager and its Affiliates under subsection (iii) of this Section 9.7, above, include expenses for telephone, postage, travel, meals and lodging and similar expense items incurred by the Manager or its Affiliates in performing their duties to the Company as set forth in Section 9.1, subject to subsection (i) of this Section 9.7.

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9.9 Other Interests of the Manager and its Affiliates. The Manager shall be required to devote only such time to the affairs of the Company as the Manager , in its sole discretion, determines in good faith to be necessary for the business and operations of the Company. The Manager and its Affiliates may engage in, or possess an interest in, business ventures other than the Company of every kind and description, independently or with others, including, but not limited to, serving as sponsor or manager of other programs and participating in the real estate business and the real estate financing business, whether or not those business ventures are competitive with the business or Property. The Company and the Members shall not have any rights in, or to, those independent ventures of the Manager and its Affiliates, nor the income or profits from those independent ventures.

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9.10. Acquisition Fee. The Manager shall receive a 3% Acquisition Fee based on the gross purchase price of any Property for services rendered in the sourcing, and negotiating the acquisition of any Property.

ARTICLE 10

POWERS AND LIABILITIES OF MEMBERS

10.1 Absence of Control Over Company Business. The Class A Members, as well as any non-managerial class of membership later created, consent to the exercise by the Manager of the powers conferred on the Manager by this Agreement. No Class A Members, as well as any non-managerial class of membership shall participate in, or have any control over, the Company's business, or the Property nor have any right or authority to act for, or to bind or otherwise obligate, the Company. Except as otherwise provided in this Agreement, no Class A Members, as well as any non-managerial class of membership shall have the right to have the Company dissolved and liquidated or to have all, or any part of, the Class A Member’s, as well as any non-managerial class of membership, Subscription Funds, Capital Contribution or Capital Account returned.

10.2 Limited Liability. The liability of each Class A and Class E Member, and any membership class subsequently created, in its capacity as a Member, shall be limited to the amount of the Member's Subscription Funds and pro rata share of any undistributed Income, Distributable Cash and other assets of the Company. Except as may otherwise be required by law or this Agreement, after a Member, of any Class, makes his/her/its Capital Contribution or pays all of its Subscription Funds to the Company, that Member shall not:

(i) have any further financial obligations to the Company;

(ii) be subject to any additional assessment by the Company; nor

(iii) be required to contribute any additional capital to, or to loan any funds to, the Company.

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ARTICLE 11

DISTRIBUTIONS AND ALLOCATIONS

11.1 Distributions. To the extent that the Manager determines that a Cash Distribution will be made, in its sole and absolute discretion, the Company will distribute Distributable Cash Available Cash, which also includes cash received from the sale or refinancing of a Property, in the following order of priority:

(i) First, to the Class A Members until the Class A Members have each received distributions from the Company, equal to the Class A Members' respective Preferred Return in preference to the all other Classes of Units payable when and if declared by the Board of Managers (the "Board"). The Preferred Return will be cumulative, without interest, from the date of issuance and payable quarterly on May 15, August 15, November 15 and February 15 of each year, commencing upon issuance.

(ii) In any given year, once the Class A Members have received distributions from the Company equal to the Class A Member’s Preferred Return and any unpaid cumulative Preferred Return as to Class A Members, then 50% of any distribution shall be distributed on a pro rata basis to Class A Members in accordance with the Members' respective initial Capital Account and 50% shall be distributed pro rata to the Class E Members.

(iii) This pro rata 50% distribution to Class A Members and 50% distribution to the Class E Member(s) shall continue until the Class A Members' respective Adjusted Capital Contribution to the Company has been reduced to zero,

(iv) thereafter, 100% shall be distributed on a pro rata basis to all Members, regardless of Class in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.

(v) With respect to payment of distributions upon liquidation, dissolution, or winding up, after payment of any unpaid cumulative Preferred Return, the Class A Units will participate ratably with the Class E Units in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.

11.2 Allocations of Income and Loss. Except as otherwise provided in this Agreement, Income or Loss of the Company shall be allocated among the Class A Members for purposes of maintaining the Capital Accounts as follows:

11.2.1 first, to the Class A Members until no Member has a deficit balance in its Capital Account;

11.2.2. thereafter, on a pro rata basis to all Members, regardless of Class in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes. until the balance in the Capital Account of each Member, as adjusted to reflect the allocations provided hereunder, is equal to the aggregate amount of cash such Member would receive if all the assets of the Company were sold for an amount of cash equal to their respective Book Basis, all debt obligations were satisfied in accordance with their respective terms and the remaining cash were distributed as provided in Article 11.1 hereof.

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11.3 Special Allocations. The following special allocations shall only be applicable to Class A Members and Class A Membership interests and shall, except as otherwise provided, be made before the allocations in Sections 11.2, and in the order set forth in the following subsections of this Section 11.3:

11.3.1 Company Minimum Gain Charge-Back and Member Nonrecourse Debt Minimum Gain Charge-Back. Notwithstanding any other provision of this Article 11, if there is a net decrease in Company Minimum Gain or in any Member Nonrecourse Debt Minimum Gain during any Fiscal Period, before any other allocation under this Article 11 is made, each Member shall be specially allocated items of Company Income and gain for that Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner as required by Treas. Reg. Sections l.704-2(f) and l.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section l.704-2(j)(2) or any successor provision.

11.3.2 Company Nonrecourse Deductions. Company Nonrecourse Deductions for any Fiscal Period shall be allocated 100% to the Members.

11.3.3 Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Period shall be allocated to the Member who made, guaranteed or is otherwise liable with respect to the loan to which the Member Nonrecourse Deductions are attributable in accordance with the principles of Treas. Reg. Section l.704-2(i) or any successor provision.

11.3.4 Qualified Income Offset. If, in any Fiscal Period, any Member has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section l.704-l(b)(2)(ii)(d)(4), (5) or (6) or otherwise, the Member shall be allocated items of Company Income ( consisting of a pro rata portion of each item of Company Income for that Fiscal Period) sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible, to the extent required by the Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1. 704-1 (b )(2)(ii)( d).

11.3.5 Curative Allocations. The special allocations provided for in Section 11.3 and in Sections 11.4.1 through 11.4.4 are intended to comply with Treas. Reg. Sections 1.704-1 and 1.704- 2. To the extent that any of those special allocations has been made, subsequent allocations of Income, Loss and items thereof ("curative allocations") shall be made as soon as possible, and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Members' Capital Account balances to be as nearly as possible in the same proportions as they would have been had those special allocations not occurred. In making the curative allocations, due regard shall be given to the character of the Income and Loss and items thereof that were originally allocated under the provisions of Section 11.3 and Sections 11.4.1 through 11.4.4 in order to put the Members as nearly as possible in the same positions as they would have been had those special allocations not occurred.

11.3.6 Mis-allocated Items. If the Manager determines, after consultation with the Company's Accountants or Counsel, that the allocation of any item of Income or Loss is not specified in this Article 11 (an "unallocated item"), or that the allocation of any item of Income or Loss under this Article 11 is clearly inconsistent with the Members' economic interests in the Company as determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-l(b) and the factors set forth in Treas. Reg. Section 1.704-l(b)(3)(ii) (a "misallocated item"), the Manager may allocate those unallocated items, and reallocate those misallocated items, to reflect those economic interests.

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11.3.7 Transactions with Company. If, and to the extent that, any Member is deemed to recognize any item of Income, Loss or credit as a result of any transaction between the Member and the Company under Code Sections 482, 483, 1272-1274 or 7872, or any similar provision now or hereafter in effect, any corresponding Income, Loss or credit or items thereof shall be allocated to the Member who was credited or charged with that item.

11.3.8 Fees Paid to the Manager . It is the intent of the Company that any amount paid or deemed paid to the Manager as a fee or payment described in Section 9.6 shall be treated as either a "guaranteed payment" or a payment to a member not acting in its capacity as a member under Section 707© of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the Manager , and not a guaranteed payment or a payment to a member not acting in its capacity as a member, the Manager shall be allocated an amount of the Company's gross ordinary income equal to the amount of the fee or payment.

11.3.9 Organization and Offering Expenses.

(i) The Sales Commissions and the non-accountable Broker-Dealer/Dealer-Manager Fees and Expenses shall be charged 100% to the Members in proportion to their Capital Contributions.

(ii) The Organization and Offering Expenses shall be charged and allocated 100% to the Members in proportion to their Capital Contributions. Any Organization Expenses paid by the Manager and shall be reimbursed to the Manager by the Company or credited as part of its Capital Contribution to the Company. If the Organization and Offering Expenses are less than the Organization and Offering Expenses allowance, the excess shall be retained by the Manager as additional compensation for its services in organizing the Company.

11.3.10 Tax-Exempt Members. Notwithstanding any other provision of this Agreement to the contrary, if the Manager determines, after consulting with the Company's Accountants or Counsel, that the tax-exempt use property rules of Section l 68(h)(6) of the Code apply to the Company, so that a portion of the depreciable basis of the Company in its assets must be depreciated on a straight-line basis over longer time periods than those that would otherwise be available because there are one or more tax-exempt Members in the Company, 100% of the resulting depreciation adjustments of the Company shall be specially allocated among the Company's tax exempt Members in the proportion that each tax-exempt Member's number of Units bears to the total number of Units owned by all tax-exempt Members.

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11.4 Distributions and Allocations Among the Members. Except to the extent otherwise provided in this Agreement, all distributions of Distributable Cash and all allocations of Income and Loss and items thereof for any Fiscal Year or Fiscal Period that are distributed or allocated to the Members as a group shall be distributed or allocated, as the case may be, among the Members in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Members (or their respective Assignees) of record as of the last day of the month next preceding the date on which the distribution is made.

All distributions of Distributable Cash and all allocations of Income and Loss or items thereof to the Members as a group for any Fiscal Year in which any Members are admitted to the Company shall be distributed or allocated among the Members as follows:

(i) first, the Operations of the Company shall be deemed to have occurred ratably over the Fiscal Year, irrespective of the actual results of Operations of the Company;

(ii) second, all of the Income and Loss and items thereof for the Fiscal Year shall be allocated among the Members in the ratio that the number of Units held by each Member multiplied by the number of days in the Fiscal Year that the Units were held by the Member bears to the sum of that calculation for all Members;

(iii) third, all distributions of Distributable Cash made to the Members under Sections 11.1 or 11.2 for a Fiscal Period other than a Fiscal Year shall be distributed among the Members in the ratio that the number of Units held by each Member multiplied by the number of days in that Fiscal Period that the Units were held by the Member bears to the sum of that calculation for all Members; and

(iv) if the Manager determines at any time that the sum of distributions made to any Member during or with respect to a Fiscal Year does not (or will not) properly reflect the Member's share of the total distributions made or to be made by the Company for the Fiscal Year as intended under this Agreement, the Manager shall, as soon as practicable, make a supplemental distribution to the Member, or withhold from a subsequent distribution that otherwise would be payable to the Member, that amount as shall cause the total distributions to the Member for the Fiscal Year to be the proper amount, and the Member's share of the Company's Income and Loss and items thereof for the Fiscal Year shall be adjusted accordingly.

If a Unit is transferred during a Fiscal Year in accordance with Article 13, the transferor and the transferee shall be allocated a ratable share of Income and Losses for the Fiscal Year based on the number of days in the Fiscal Year that each held the transferred Unit as provided above, unless otherwise required by the Code or Treasury Regulations.

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11.5 Tax Allocations: Code Section 704 ( c) Revaluations. In accordance with Section 704© of the Code and the Treasury Regulations thereunder, Income, Loss and items thereof, with respect to any property contributed to the capital of the Company, if any, shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and the property's Book Basis.

If the Gross Asset Value of any Company asset is adjusted under subsection (ii) of the definition of Gross Asset Value, Section 1.38, or any other corresponding provision of this Agreement, subsequent allocations of Income, Loss and items thereof with respect to the asset shall take into account any variation between the adjusted basis of the asset for federal income tax purposes and its Book Basis in a manner consistent with the requirements of Proposed Treas. Reg. Section 1. 704-3(a)(6) or the corresponding provision of any final or successor Treasury Regulation.

Any elections or other decisions relating to the allocations required by this Section 11.5 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations under this Section 11.5 are solely for purposes of federal, state, and local taxes and shall not affect, nor in any way be taken into account in computing, any Member's Capital Account or share of Income or Losses under any other provision of this Agreement.

11.6 No Distributions in Kind. Distributions in kind shall not be permitted, except on dissolution and liquidation of the Company's assets, and then only to a liquidating trust established for the purposes of liquidating the assets transferred to it and distributing the net cash proceeds of the liquidation in cash to the Members in accordance with this Agreement. The assets of the trust shall be distributed to the Manager and the Members, from time to time, in the reasonable discretion of the Manager in the same proportions as the assets transferred to the trust by the Company would otherwise have been distributed to the Manager and the Members under this Agreement.

11.7 Company Entitled to Withhold. The Company shall at times be entitled to withhold or pay taxes to any governmental authority with respect to any federal, state, local or foreign tax liability of any Member arising from the Member's participation in the Company. Each amount so withheld or paid shall be deemed to be a distribution to the Member for purposes of Article 11 and Article 14, as the case may be, to the extent the Member is then entitled to a distribution.

To the extent that the amount of the Company's tax withholdings or payments with respect to any Member exceeds the amount to which the Member is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to 8.0% per annum simple interest from the date of the payment or withholding until the excess is repaid to the Company:

(i) by deduction from any distributions subsequently payable to the Member under this Agreement; or

(ii) the earlier payment of the excess and interest by the Member to the Company.

The excess and interest shall, in any case, be payable not less than thirty (30) days after demand therefor by the Manager , which demand shall be made only if the Manager determines that the Member is not likely to be entitled to distributions within twelve (12) months from the date of the withholding or payment by the Company in an amount sufficient to pay the excess and interest. The withholdings and payments referred to in this Section 11.7 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Manager has received an opinion of Counsel, or other evidence satisfactory to the Manager , to the effect that a lower rate is applicable or that no withholding or payment is required.

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ARTICLE 12

WITHDRAWAL OF THE MANAGER

12.1 Withdrawal of the Manager .

12.1.1 Voluntary Withdrawal of the Manager . The Manager may voluntarily withdraw as the Manager from the Company if:

(i) the Company has received an opinion of Counsel to the effect that the Manager 's withdrawal will not terminate the Company or otherwise materially adversely affect the status of the Company for federal income tax purposes;

(ii) a Substitute Manager has been appointed by the Manager ; and

(iii) the Members have received thirty (30) days' advance written notice of the Manager 's intention to withdraw, and the Substitute Manager appointed by the Manager has been approved by a Consent of the Majority Interest.

12.1.2 Removal of the Manager . The Manager may be removed as Manager from the Company pursuant to the Consent of not less than a Super Majority Interest, excluding Units held by the Manager or its Affiliates as a Member, or on the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

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12.1.3 Consequences of Withdrawal or Removal of the Manager .. On the voluntary withdrawal of the Manager as the Manager from the Company under Section 12.1.1, or the removal of the Manager under Section 12.1.2, at the Manager’s election and in the Manager’s sole discretion, the Manager may retain his Units in the Company but, all of the Manager’s Class E Units will be converted to Class A Units, OR, at the Manager’s election and in the Manager’s sole discretion, the Company shall pay to the Manager the fair market value of the Manager 's Interest in the Company or, as calculated in the manner set forth in this Section 12.1.3, plus or minus, as the case maybe:

(i) any fees or expenses accrued, but not yet paid to the Manager ; and

(ii) an amount equal to the difference between any amounts due and owing to the Manager by the Company and any amounts due and owing by the Manager to the Company.

For purposes of this Section 12.1.3, the fair market value of the Manager 's Interest in the Company shall be determined, in good faith, by the Manager and a Majority Interest, or, if they cannot agree, by arbitration in accordance with the then current rules of the Judicial Arbitration and Mediation Service (“JAMS”). The expense of arbitration shall be borne equally by the Manager and the Company.

The amounts payable by the Company to the Manager shall be made in a commercially efficient manner, but if the Company does not have sufficient cash to pay the Manager, the Manager shall be so paid within the time as the Substitute Manager reasonably determines.

12.1.4 Liability of the Withdrawn or Removed Manager. A withdrawn or removed Manager , or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Company while it was acting in the capacity of Manager and for which it was liable as Manager, but shall be free of any obligation or liability incurred on account of, or arising from, the activities of the Company from and after the time the withdrawal or removal of the Manager becomes effective.

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ARTICLE 13

TRANSFER OF UNITS

13.1 Withdrawal of a Member and Transfer of Units. No Member or Security holder, other than the holders of Series A Units or Series E that has or will be converted into Series A Units for purposes of transfer, may, at any time, directly or indirectly, assign, transfer, sell, exchange, syndicate, lien, encumber, pledge, or hypothecate (collectively, a "Transfer") all or any portion of its Units, or any direct or indirect beneficial or equity interest therein, or in the Company (collectively, "Equity Interests") to any Person without the prior written consent of the Manager or Board of Managers, which consent may be granted or withheld in the Manager or Board of Manager’s sole discretion, for any reason or no reason.

13.1.1 Method of a Member's Withdrawal from the Company. A Member may withdraw from the Company only by Assigning, or having the Company redeem all Units owned by the Member in accordance with this Article 13.

13.1.2 Effect of Withdrawal of a Member on the Company. The withdrawal of a Member from the Company shall not dissolve or terminate the Company.

13.1.3 Withdrawal of Member Because of Death or Dissolution. A Member will be deemed to have withdrawn from the Company because of death, legal incompetence, dissolution or other termination of the Member. If a Member withdraws from the Company because of death, legal incompetence, dissolution or other termination of the Member, the estate, legal representative or successor of the Member shall be deemed to be the Assignee of the Members' Units and may become a Substitute Member by complying with the provisions of Section 13.3.

13.1.4 Withdrawal of Member Because of Divorce or Dissolution or Termination of Marriage. A Member will be deemed to have withdrawn from the Company because of divorce, dissolution of marriage or other termination of marriage where the Member’s spouse, receives such interest in the divorce, dissolution, or termination of the marriage. If a Member withdraws from the Company because of divorce, dissolution of marriage or other termination of marriage, the Member’s spouse, who receives such interest in the divorce, dissolution, or termination of the marriage shall be deemed to be the Assignee of the Members' Units and may become a Substitute Member by complying with the provisions of Section 13.3.

13.1.3 Withdrawal of Member Because of Bankruptcy or Other Issues. A Member will be deemed to have withdrawn from the Company because of filing a petition in bankruptcy, making an assignment for the benefit of creditors, reorganization, appointment of a trustee or receiver, a change of control of the entity Member. If a Member withdraws from the Company because of filing a petition in bankruptcy, making an assignment for the benefit of creditors, reorganization, appointment of a trustee or receiver, a change of control of the entity Member, the person or entity receiving, controlling or legally or beneficially acquiring such Member’s Units, shall be deemed to be the Assignee of the Members' Units and may become a Substitute Member by complying with the provisions of Section 13.3.

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13.2 Limitations on Assignments. No transfer, sale or Assignment of any Unit, or any interest in a Unit, may be made unless the conditions set forth in Sections 13.2.1 through 13.2.4 are satisfied.

13.2.1 Consent of the Manager . The Manager must Consent to the transfer, sale or Assignment of the Unit, which prior written Consent shall be within the Manager’s sole discretion.

13.2.2 Securities Qualification, Exemption and Opinion of Counsel. With respect to every proposed transfer, sale or Assignment of a Unit there must be:

(i) an effective registration of the Unit under the Securities Act and qualification of the transfer, sale or Assignment of the Unit under applicable state securities law; or

(ii) an exemption from the registration and qualification of the Unit under applicable federal and state securities laws; and

(iii) in the discretion of the Manager, an opinion of Counsel acceptable to the Manager that the requirements of either subsection (i) or subsection (ii) of this Section 13.2.2 have been satisfied.

With respect to the foregoing, the Manager and the Company are not obligated to, and do not intend to, register the Units for resale.

13.2.3 Tax Opinion. In the discretion of the Manager , Counsel must provide an opinion acceptable to the Manager that a proposed transfer, sale or Assignment of a Unit would not result in the following:

(i) the Company being treated as an association taxable as a corporation for federal income tax purposes;

(ii) the termination of the Company under the Code;

(iii) the Company being treated as a publicly traded partnership under the Code; or

(iv) otherwise have any material adverse tax consequences to the Company or its Members.

13.2.4 Reimbursement of Expenses. The Company shall be reimbursed for all of its reasonable expenses in connection with the transfer, sale or Assignment of a Unit, including any fees and expenses of Counsel incurred by the Company. Further, the transferor Member must agree to indemnify the Company against any liability that may result to the Company from the Member's transfer, sale or Assignment of the Unit in violation of the Operating Agreement, the Securities Act, state securities laws or other applicable laws.

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13.3 Substitution.

13.3.1 Conditions to Assignee Becoming a Substitute Member. An Assignee of a Member's Units may be admitted to the Company as a Substitute Member only if:

(i) the Manager has reasonably determined that all conditions specified in Section 13.2 have been satisfied and that no adverse effect to the Company will result from the admission of the Assignee as a Substitute Member; and

(ii) the Assignee has executed a transfer agreement and any other documents or forms, including a power of attorney to the effect required by Article 18, as the Manager reasonably requires to determine that the admission of the Assignee as a Substitute Member will comply with this Article 13; and,

(iii) the Manager , in the Manager ’s sole discretion, consents to the Assignee becoming a Substitute Member.

13.3.2 Effect of Assignee Not Becoming a Substitute Member. An Assignee of Units who does not become a Substitute Member in accordance with this Section 13.3 and who desires to make a further Assignment of its Units shall be subject to all of the provisions of Sections 13.2, 13.3 and 13.4 to the same extent, and in the same manner, as a Member desiring to make an Assignment of its Units. Failure or refusal of the Manager to admit an Assignee as a Substitute Member shall not affect in any way the right of the Assignee to receive distributions of Distributable Cash and the share of the Company's Income or Losses and items thereof to which its predecessor in interest would have been entitled in accordance with Articles 11 and 14.

13.4 Status of an Assigning Member. Any Member that Assigns all of the Units owned by the Member to an Assignee who becomes a Substitute Member shall cease to be a Member in the Company and shall no longer have any of the rights or privileges of a Member in the Company. If all of the Units owned by a Member have been redeemed by the Company, the Member shall cease to be a Member in the Company and shall no longer have any of the rights or privileges of a Member in the Company. However, a redemption of all of a Member's Units shall not release that Member from liability to the Company to the extent of any distributions, including any return of or on its investment, made to the Member in violation of Delaware law.

13.5 Limited Rights to Redemption of Units.

13.5.1 Request for Redemption Units. Subject to the limitations set forth below, one year after the Initial Closing Date, and at any time thereafter, a Member may request in writing that the Company redeem, for cash, up to 100% of the Member's Units.

(i) The Company shall be under no obligation to redeem any Units of a Member and shall do so only with the prior consent of the Manager, which the giving or withholding such consent is in the sole discretion of the Manager . The Company will generally be limited to redeeming up to 10.0% of the outstanding Units in any given calendar year, provided however, such amount can be increased or decreased in the sole and absolute discretion of the Manager ..

(ii) No reserves shall be established by the Company for the redeem of Units. The availability of Funds for the redeem of any Unit shall be subject to the availability of sufficient Distributable Cash in the Manager 's sole discretion.

(iii) Units may be redeemed by the Company only if the redemption would not impair the capital or Operations of the Company, would not result in the termination of the Company under the Code or of its federal income tax status as a partnership and would not cause the Company to be treated as a "publicly traded partnership" under the Code, all as determined in the sole discretion of the Manager.

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13.5.2 Redemption Price. The redemption price for a Member's Units (the "Redemption Price") generally will depend on when the Member presents its Units for redemption and shall be determined by the Manager, in its sole discretion, as set forth below. No independent valuation or calculation by an expert or unaffiliated third party of the Redemption Price will be obtained. If a Member presents its Units for redemption the Manager or the Board of Managers may consider, in their sole and absolute discretion the following guideline:

(i) from 12 months up to 24 months after the Initial Closing Date, the Redemption Price for Units will equal 91.5% of the Adjusted Capital Contribution attributable to such Units;

(ii) from 24 months up to 36 months after the Initial Closing Date, the Redemption Price for Units will equal 94.5% of the Adjusted Capital Contribution attributable to such Units; or

(iii) from 36 months after the Initial Closing Date up to any time before the final liquidation of the Company, the Redemption Price for Units will equal 95.5% of the Adjusted Capital Contribution attributable to such Units.

13.5.3 Procedure for Redemption Request. A Member desiring to have a portion or all of its Units redeemed shall submit a written request to the Manager on a form approved by the Manager and duly signed by all owners of the Units to be redeemed as shown on the books of the Company (the "Redemption Request"). Redemption requests shall be deemed given on the earlier of the date they are:

(i) personally delivered to the Company, with receipt acknowledged; or

(ii) mailed by certified mail, return receipt requested, postage prepaid, to the Company at the Manager 's address set forth in Section 19.1.

Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions," shall be treated as having been received at 12:01 A.M. EST on the day of receipt by the Company, and all other redemption requests shall be deemed as having been received at 8:00 A.M. EST on the day of receipt by the Company.

13.5.4 Priority of Redemption Requests. If the Company receives requests to redeem more Units than there are funds sufficient to redeem, or if the redemption of all of the Units presented for redemption in any calendar year would exceed, or reasonably could exceed, the 10.0% general limitation on redemptions set forth in Section 13.5.l(i), all as determined by the Manager in its sole discretion, the Manager shall give priority to requests for redemptions of Units as follows:

(i) first, to Hardship Redemptions;

(ii) second, so to provide liquidity for IRAs or Qualified Plans to meet required distributions; and

(iii) finally, to all other redemption requests.

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13.5.5 Notice and Closing of Redemption of Units. Within thirty (30) days after the date on which the Company receives a Redemption Request from any Member, the Manager shall deliver a written notice to the Member (the "Redemption Notice") as provided in Section 19. I:

(i) stating the number, if any, of the Member's Units the Company will redeem; and

(ii) if appropriate: (1) stating the date of the redeem of the Units, which shall be a date within sixty (60) days following the date of the Notice; (2) stating the Redemption Price with respect to the Units to be redeemed; and (3) advising the Member that not less than ten (10) days before the redemption date stated in the Notice (the "Delivery Date") the Member must duly execute and deliver to the Company all transfer instruments and other documents requested by the Company to evidence the redemption of the Units. In the Manager 's discretion, these transfer instruments and documents may be prepared by the Company and enclosed with the Notice.

On or before the redemption date, the Company shall pay the Redemption Price to the Member for each Unit redeemed if:

(1) all of the Member's transfer instruments and other documents requested by the Company are duly executed and returned to the Company no later than the Delivery Date stated in the Notice; and

(2) the transfer instruments and other documents are in good order and acceptable to the Manager, in its sole discretion.

13.5.6 Effect of Redemption. If the Company accepts a Redemption Request, which it is under not obligation to do, then, after receiving its Redemption Price for those Units, the Member shall forego all of its rights to any additional investment return and cash distributions payable on those Units. If all of the Units owned by a Member have been redeemed by the Company, the Member shall cease to be a Member in the Company and shall no longer have any of the rights or privileges of a Member in the Company. However, a redemption of all of a Member's Units shall not release that Member from liability to the Company to the extent of any distributions, including any return of or on its investment, made to the Member in violation of Delaware law.

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ARTICLE 14

DISSOLUTION AND WINDING-UP

14.1 Events Causing Dissolution. The Company shall be dissolved on the happening of any of the following events ( each a "Dissolution Event"):

(i) the voluntary withdrawal or removal of the Manager under Article 12, unless a Substitute Manager has been admitted to the Company in accordance with Article 12;

(ii) the voluntary dissolution of the Company by: (1) the Manager with the Consent of a Majority Interest; or (2) the Consent of a Super Majority Interest without action by the Manager ;

(iii) the Sale of all, or substantially all, of the assets of the Company, unless the Manager and a Majority in interest elect not to dissolve;

(iv) the operations of the Company shall cease to constitute a going concern under the Delaware Act or any other applicable law, as determined by the Manager , in its sole discretion; or

(v) any other event that causes the dissolution or winding-up of the Company under the Delaware Act.

14.2 Winding-Up of the Company; Capital Contribution by the Manager on Dissolution.

14.2.1 Effective Date of Dissolution. Dissolution of the Company shall be effective on the day on which the Dissolution Event occurs, but the Company shall not terminate until a Certificate of Termination has been filed in accordance with the Delaware Act and the assets of the Company have been distributed as provided in Section 14.3. Notwithstanding the dissolution of the Company, before the termination of the Company as provided in the immediately preceding sentence, the business of the Company and the affairs of the Members shall continue to be governed by this Agreement.

14.2.2 Liquidation of the Company and Its Assets. On dissolution of the Company, the Manager shall liquidate the assets of the Company and apply and distribute the liquidation proceeds as set forth in Section 14.3. Notwithstanding anything to the contrary contained in this Article 14, if the Manager determines that an immediate Sale of part or all of the Company's assets would cause undue loss to the Members or otherwise not be in the best interests of the Members, the Manager may, after having notified all of the Members, to the extent not then prohibited by the Delaware Act or other laws of the State of Delaware or of any jurisdiction in which the Company is then formed or qualified or doing business and applicable in the circumstances, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Company (except those necessary to satisfy the Company's then outstanding debts and obligations to Persons other than the Members) by placing the assets in a liquidating trust as provided in Section 11.6.

The Manager (or any other Person effecting the winding-up of the Company) shall file all certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Company.

14.2.3 Capital Contributions by the Manager and Allocations on Dissolution. In connection with the dissolution and termination of the Company, all Income or Losses or items thereof and all amounts required to be specially allocated under Section 11.3 for the period before final termination of the Company shall be credited or charged, as the case may be, to the Members in accordance with Article 11.

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14.3 Application of Liquidation Proceeds on Dissolution. Following the occurrence of any Dissolution Event, the proceeds of the liquidation of the Company's Property and other assets shall be applied as follows and in the following order of priority:

(i) first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

(ii) next, to establish any reserve that the Manager (or any other Person effecting the winding up) determines is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members, which reserve may, in the sole discretion of the Manager (or any other Person effecting the winding-up), be deposited with an escrow agent selected by it to be held in escrow for the purpose of using the reserve to pay any of the aforementioned contingencies, and at the expiration of the period of time that the Manager (or any other Person effecting the winding-up) deems advisable, to distribute the remaining balance of the reserve, if any, as provided in subsections (iii) through (viii) below;

(iii) next, to the payment of all unpaid fees and Company Loans owed by the Company to the Members or Manager in the proportion, and to the extent, the Company Loans or advances were made by the Members or Manager ;

(iv) next, to the payment of all expense reimbursements to which the Manager or its Affiliates are entitled under this Agreement;

(v) next, to the Manager for any Disposition Fees;

(vi) next, to the Members until the Members have received their respective Preferred Return;

(vii) next, to the Members in proportion to, and to the extent of, the positive balances of their Capital Accounts; and

(viii) thereafter, 100% shall be distributed on a pro rata basis to all Members, regardless of Class in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes

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14.4 No Recourse Against Other Members. Each Member shall look solely to the assets of the Company for the return of, and any return on, the Member's Subscription Funds, Capital Contribution or Capital Account (whether before or after a Dissolution Event). If, after the complete payment and discharge of all debts, liabilities and other obligations of the Company, the assets of the Company are insufficient to provide the return of, or a return on, the Subscription Funds, Capital Contribution or Capital Account of any Member, the Member shall have no recourse against any other Member or the Manager.

ARTICLE 15

FISCAL MATTERS

15.1 Title to the Property and Bank Accounts. Except to the extent that trustees, nominees or other agents are used as permitted by this Agreement for the specific purpose of holding record title to the Property for the benefit of the Company, all Property, and other assets of the Company shall be held in the name of the Company (including any subsidiaries established by the Manager ). If legal title to any Property is held in the name of a trustee, nominee corporation or other agent for the benefit of the Company as permitted by this Agreement, the ownership of the Property shall be structured to comply with the Code and Treasury Regulations so that the Company will be treated under the Code as the owner of its interest in the Property for tax purposes.

The Company's funds shall be deposited in the name of the Company in such bank account or accounts as shall be designated by the Manager , and withdrawals therefrom shall be made on the signature of the Manager or any other Person or Persons as shall be designated in writing by the Manager . The Company's funds shall not be commingled with the funds of any other Person.

15.2 Company Books and Records.

15.2.1 Maintenance of Basic Company Documents. The Manager shall maintain, at the Company's principal office, the following documents:

(i) a copy of the Company's certificate of formation and all amendments thereto, together with executed copies of any powers of attorney ( other than those provided under Article 18) pursuant to which the certificate or any amendment to the certificate has been executed;

(ii) copies of this Agreement and any amendments to this Agreement;

(iii) copies of the unaudited financial statements of the Company for the three (3) most recently completed Fiscal Years;

(iv) copies of the Company's federal, state and local income tax returns and reports, if any, for its three (3) most recently completed Fiscal Years;

(v) copies of all other agreements related to the title, ownership and financing of the Property as described in Sections 9.1.2 and 15.1;

(vi) the Registry;

(vii) records required by applicable tax authorities, including those specifically required to be maintained by Persons engaged in "reportable transactions" under the Code, if so required of the Company, for the term of the Company plus a period of six (6) years, except as otherwise may be required under the Code; and

(viii) investor suitability records for the Company's Members who purchased Units in the Offering, for the term of the Company plus a period of six (6) years.

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15.2.2 Access to the Company's Books and Records. Each Member and its designated representative shall be given access to the records specified in subsections (i)-(vi) of Section 15.2.1 and all other records of the Company that relate to the business affairs and financial condition of the Company, and may inspect them during normal business hours at the offices of the Manager on reasonable advance written notice to the Manager, which notice shall:

(i) set forth the date and time of the intended visit;

(ii) identify, with reasonable specificity, the documents that the Member or its representative wishes to examine, copy, or both; and

(iii) provide the certification described in the last sentence of the second paragraph of Section 15.2.3.

A Member shall be liable for any and all damages that arise from its misuse of the Company's books and records, including damages arising from a Member's sharing or providing such information to others.

15.2.3 The Registry. If the Manager refuses or neglects to permit a Member or its representative to examine the Registry at the office of the Company during normal business hours and with reasonable notice to the Manager as set forth in Section 15.2.2, then the Manager shall be liable to the Member who requested the Registry for the costs, including reasonable attorneys' fees, incurred by the Member to compel production of the Registry, and for the actual damages, if any, suffered by the Member by reason of such refusal or neglect.

It shall be a defense that the requesting Member failed or refused to provide the Manager with the certification called for in the next sentence or that the actual purpose and reason for the Member's request to inspect or copy the Registry was to secure the Registry or other information for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Member relative to the affairs of the Company. In connection with any such request, the Manager shall require the Member requesting to inspect or copy the Registry or other information to certify that it is not being requested for the purpose of the sale, reproduction or other use thereof for a commercial purpose unrelated to the Member's interest in the Company or for any unlawful purpose, and to state in the certification the reason for the request. A Member shall be liable for any and all damages that arise from its misuse of the Company's books and records, including damages arising from a Member's sharing or providing such information to others.

The remedies provided under this Section 15.2.3 to Members requesting to inspect or copy of the Registry are in addition to, and shall not limit in any way, any other remedies available to Members under federal or state laws.

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15.3 Financial Books and Accounting. The Manager shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Company. Except to the extent otherwise required by the accounting methods adopted by the Company for federal income tax purposes, the Company's books and records shall be kept on an accrual basis.

15.4 Fiscal Year. Except as may otherwise be determined from time to time by the Manager (in a manner that is consistent with the Code and the Treasury Regulations thereunder or as consented to by the IRS), the Fiscal Year of the Company for both federal income tax and financial reporting purposes shall end on December 31 of each year.

15.5 Reports. The Manager shall prepare, or cause to be prepared, the Company's:

(i) quarterly financial statements, which shall include an unaudited balance sheet and related statements of income and cash flows, which shall be furnished quarterly for the first three quarters of each year to the Members within sixty (60) business days following the end of each quarter starting with the quarter of the Initial Closing Date; and

(ii) annual financial statements, which shall include an unaudited balance sheet and related statements of income, cash flows and changes in Members' equity. The Manager shall use its best efforts to transmit a copy of the Company's annual financial statements to each Member within one hundred twenty (120) days after the end of each calendar year.

The Company shall deliver Members reports and certain forms and other Company information by making such materials available on a password-protected Company website or by e-mail delivery. Members may opt to receive such reports, forms, and other Company information via U.S. mail by indicating so in their Subscription Agreement or by submitting a written request to the Company at any time.

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15.6 Tax Returns and Tax Information. The Manager shall:

(i) prepare, or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Company for each Fiscal Year within ninety (90) days after the end of each Fiscal Year; and

(ii) deliver to each Member within seventy-five (75) days after the end of each calendar year a Schedule K-1 or other written information (which may be estimated) as is necessary for the Member's United States federal income tax reporting, including the Member's share of the Company's Income or Loss and items thereof for the calendar year.

15.7 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary in this Agreement, shall be made by the Manager in accordance with the accounting methods adopted by the Company for federal income tax purposes or in accordance with generally accepted accounting principles. Those decisions must be acceptable to the Accountants, and the Manager may rely on the advice of the Accountants as to whether those decisions are in accordance with the methods adopted by the Company for federal income tax purposes or generally accepted accounting principles.

15.8 Federal Tax Election. The Company, in the sole discretion of the Manager , may make the elections for federal tax purposes set forth in Sections 15.8.1 through 15.8.3.

15.8.1 Section 754 Elections. In case of a transfer of all or a portion of the Units held by a Member, the Company, in the sole discretion of the Manager , may timely elect under Section 754 of the Code (or corresponding provisions of future law), and under similar provisions of applicable state or local income tax laws, to adjust the basis of the Company's assets. In that event, or if no election under §754 of the Code has been made, but the adjustments to the basis of Company's assets are mandatory under §§734 or 743 of the Code, any basis adjustment attributable to the §754 election, or required by the Code absent that election, shall be allocated solely to the transferee of the Units to the extent permitted under the Code.

15.8.2 Safe Harbor. The Company, the Manager and each Member hereby agree to be legally bound by the provisions of this Section 15.8.2 and further agree that the Company and all of its Members may elect a safe harbor under which the fair market value of a Unit that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that Interest for transfers on or after the date final regulations providing the safe harbor are published in the Federal Register. If the Manager determines to elect the safe harbor on behalf of the Company and all of its Members, which determination may be made solely in the best interests of the Manager , then the Company, the Manager and each Member further agree that:

(i) the Company shall be authorized and directed to elect the safe harbor;

(ii) the Company and each of its Members (including any Person to whom a Unit is transferred in connection with the performance of services) shall comply with all of the requirements of the safe harbor with respect to all Units transferred in connection with the performance of services while the election remains effective; and

(iii) the Manager , in its sole discretion, may cause the Company to terminate the safe harbor election, which determination may be made solely in the best interests of the Manager .

15.8.3 All Other Elections. All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Company under the Code shall be made by the Manager in a manner that will, in the opinion of the Manager (as advised by Counsel or the Accountants as the Manager deems necessary), be most advantageous to the Members as a group. The Company shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges, which may, in accordance with applicable law and regulations, be considered as expenses.

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15.9 Tax Matters Member.

15.9.1 Designation of Tax Matters Member. The Manager is hereby designated the Company's "Tax Matters Member" under Section 623 l(a)(7) of the Code, and it may hereafter designate its successor as Tax Matters Member, to manage administrative and judicial tax proceedings conducted at the Company level with the IRS regarding Company matters. Any Member, at that Member's expense, shall have the right to participate in any administrative or judicial proceedings relating to the determination of Partnership items at the Company level to the extent provided by Section 6224 of the Code. The Members shall not act independently with respect to tax audits or tax litigation affecting the Company and, subject to Section 15.9.3, actions taken by the Manager as Tax Matters Member in connection with tax audits shall be binding in all respects on the Members.

15.9.2 Additional Duties of Tax Matters Member. In addition to its duties under Section 15.9.1, the Tax Matters Member shall have the following duties:

(i) the Tax Matters Member shall furnish the name, address, number of Units or Interest, tax benefits, allocable share of the Company's §751 assets, taxpayer identification number and any other information concerning each Member's investment in the Company to the Secretary of the Treasury or its delegate to the extent and in the manner required by applicable law and regulations; and

(ii) to the extent and in the manner required by applicable law and regulations, the Tax Matters Member shall keep each Member informed of administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such judicial proceedings sometimes referred to hereinafter as "judicial review").

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15.9.3 Authority of Tax Matters Member. The Tax Matters Member is hereby authorized, but not required:

(i) to enter into any settlement with the IRS with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that the agreement shall bind the other Members, except that the settlement agreement shall not bind any Member who (within the time prescribed under Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on the behalf of that Member;

(ii) if a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Member, to seek judicial review of the final adjustment, including filing a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii) to intervene in any action brought by any Member for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of the request is not allowed by the IRS, to file a petition for judicial review with respect to the request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken in to account by a Member for tax purposes, or an item affected by that item; and

(vi) to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

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ARTICLE 16

VOTING RIGHTS OF THE MEMBERS

16.1 Voting Rights of the Members.

16.1.1 Method of Voting and Matters That May Be Voted On. Actions taken by the Members require the vote or Consent of Members owning a Majority Interest, or a Super Majority Interest or a Unanimous Interest, as the case may be.

Subject to Section 16.2, and except as otherwise provided herein, matters presented to the Members at a meeting may be approved by the vote of a Majority Interest of the Members present in person or by proxy, provided a quorum is present.

Members, acting by Consent of the Majority Interest, or by vote of the Majority Interest may call a meeting and at a meeting duly called for such purpose, without the concurrence of the Manager may take the following action subject to the limitations set Section 16.2:

(i)	Votes Requiring Unanimous Consent of the Members. Unanimous Consent of all Members is required for the following matters:

To Amend the Certificate of Formation ;

To make substantive amendments to this Agreement. However, amendments that document minor technical corrections and/or clarification to this Agreement will not require approval or signature of the Members; and

To require a capital call from the Class A Members for additional contributions to fund financial shortfalls.;

(ii)	Votes Requiring Approval of a Super-Majority of the Members. Members who own Ninety percent (90%) of the Membership Percentage Interests, excluding the Class E Membership Interests, must affirmatively vote in order to approve any of the following actions:

Issuing a Notice to Perform and/or Removal of the Manager for Cause

(iii)	Votes Requiring Approval of a Majority of All Members. A vote of a majority of all of the Percentage Interests of all classes of Members, excluding the Class E Membership Interests, is required to:

To approve any Major Decision matter for which the Manager's authority is restricted;

To extend the term of Company beyond the disposition of the entirety of the Property upon the consent of a Majority Interest

To fill a vacancy after the Manager has been removed; and

A vote, held in the sole discretion of the Manager, on any other matter for which the Manager or Members may desire a vote of the Members.

16.1.2 Member Units Owned by the Manager . The Manager and its Affiliates, to the extent of their respective Units, may vote on all matters submitted to the Members or regarding any transaction between the Company and the Manager or any of its Affiliates, other than removing the Manager from the Company, and in doing so shall not be required to consider the applicability of, or take into account, any fiduciary duties they may have, as Manager or otherwise, to the Company. In determining a "Supermajority Interest" with respect to any vote or Consent of the Members to remove the Manager from the Company as its Manager , any Units owned by the Manager and its Affiliates shall not be included.

16.1.3 No Dissenter's Rights. Members who dissent from any matter approved by the Members and which, when required, are Consented to by the Manager , are nevertheless bound by the vote and shall not have any right to an appraisal or an automatic repurchase of their Units by the Company or the Manager .

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16.2 Limitations on Action by the Members. This Agreement may not be amended by the Members to:

(i) allow the Members to take part in the control or management of the Company or its business, or otherwise subject a Member to liability as a manager under the Delaware Act or the laws of any other jurisdiction in which the Company may be qualified, own Property, or do business, which shall be determined by the Manager in its sole discretion after consultation with Counsel;

(ii) alter the rights, powers, duties or obligations of the Manager without the Consent of the Manager;

(iii) contract away any fiduciary duty owed by the Manager under this Agreement or any applicable law to the Members;

(iv) alter the interest of any Member in any item of Income or Loss or item thereof, or in distributions of Distributable Cash or liquidation proceeds, without the Consent of each affected Member; or

(v) without the Consent of all of the Members, amend the provisions of this Agreement relating to how this Agreement may be amended.

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ARTICLE 17

AMENDMENTS

17.1 Amendments by the Manager . This Agreement may be amended, at any time and from time to time, by the Manager and without the Consent of a Majority Interest:

(i) to add to the representations, duties or obligations of the Manager, or to surrender any right or power granted to the Manager in this Agreement;

(ii) to cure any ambiguity in this Agreement, to correct or supplement any provision of this Agreement that may be inconsistent with any other provision in this Agreement, or to add any other provision to this Agreement with respect to matters or questions arising under this Agreement, provided that the new provision is not inconsistent with the other terms of this Agreement;

(iii) to preserve the Company's status as a partnership for federal income tax purposes or under the Delaware Act or any comparable law of any other state in which the Company may be required to be qualified, owns Property or is doing business;

(iv) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(v) to delete, amend or add any provision that any regulatory body or official requires to be deleted, amended or added and, if the Company is advised by Counsel, the Company's Accountants or the IRS that any allocation of Income or Loss or item thereof provided for in this Agreement is unlikely to be respected for federal income tax purposes, or should be amended as a result of new federal tax laws, IRS rules or judicial interpretations, to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with the Code and the Treasury Regulations thereunder and still effect, as nearly as practicable, the original intent and plan of the allocations of Income, Loss or items thereof and distributions of Distributable Cash or liquidating proceeds to the Members that are currently provided in this Agreement; and

(vi) to change the name of the Company or the location of its principal office under Section 4.4.

17.2 Amendments by the Members. This Agreement may be amended, at any time and from time to time, by the Members as set forth in Article 16.

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ARTICLE 18

POWER OF ATTORNEY

18.1 Appointment of Attorney-in-Fact. By their subscription for Units and their admission to the Company as Members under this Agreement, each Member makes, constitutes and appoints the Manager and each authorized officer of the Manager , with full power of substitution, the true and lawful attorney-in-fact of the Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish in the name, place and stead of the Member:

(i) this Agreement, the Registry and any amendment of this Agreement, the Registry or the Company's certificate of formation, including, without limitation, amendments reflecting:

(1) the addition of any Person as a Member or any admission or substitution of other Members;

(2) the amount of Subscription Funds contributed to the Company under this Agreement by any Person as a Member;

(3) the amount of the Capital Contribution made to the Company by the Manager ; and

(4) any other document, certificate or instrument required to be executed and delivered at any time in order to reflect the admission to the Company of any Member (including, without limitation, any Substitute Manager and any Substitute Member);

(ii) any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not the Member voted in favor of or Consented to the action;

(iii) any other document, certificate or instrument that may be required by any regulatory body or other governmental agency, or under the applicable laws of the United States, any state or any other jurisdiction in which the Company is qualified as a limited liability company, owns Property or is doing, or intends to do business, or that the Manager otherwise deems advisable;

(iv) any certificate of dissolution or cancellation of the Company's certificate of formation under the Delaware Act or any other applicable laws that the Manager determines may be reasonably necessary to effect the termination of the Company; and

(v) any other instruments or documents required to continue or terminate the business of the Company under Article 14; provided that no attorney-in-fact shall take any action as attorney-in-fact for any Member if the action could in any way increase the liability of the Member beyond the liability expressly set forth in this Agreement or alter the rights of the Member under Article 11, unless (in either case) the Member has given a power of attorney to the attorney-in-fact expressly for that purpose.

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18.2 Deemed Unanimous Consent of the Members. If any action, adoption proposal, right, power or authority under this Agreement requires the Consent of fewer than all of the Members, then, on the satisfaction of that requirement, each Member hereby agrees that the Consent of a Supermajority Interest or Majority Interest, as applicable, shall be deemed to be, and shall constitute, the Consent of all of the Members for all purposes, including unanimity requirements under the Delaware Act and any other applicable laws. Members who have not timely and properly responded to a Notice in connection with any proposed vote or Consent of the Members shall be deemed to have abstained for all purposes under this Agreement.

18.3 Power Coupled With an Interest. The grant of authority by each Member in Section 18.1:

(i) is a special power of attorney coupled with an interest in favor of the attorneys-in-fact, shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of the Member;

(ii) may be exercised for the Member by a single listing or signature of the Member's name by any one of the attorneys-in-fact or by listing, referring to or signing the names of all of the Members, including the Member, and by executing any instrument with a single signature of any one of the attorneys-in-fact acting as attorney-in-fact for all of the Members; and

(iii) shall survive the Assignment by any Member of the whole or any portion of the Member's Units, provided that if any Assignee of all of a Member's Units has furnished a power of attorney to the Manager that complies with the provisions of Section 18.1, or otherwise has agreed to be bound by Section 18.1, and the admission to the Company of the Assignee as a Substitute Member has been approved by the Manager , this power of attorney shall survive the Assignment with respect to the assignor Member for the sole purpose of enabling the attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect the Assignment and admission of the Assignee as a Substitute Member and shall thereafter terminate with respect to the assignor Member.

ARTICLE 19

GENERAL PROVISIONS

19.1 Notices, Approvals and Consents. All Notices, Consents or other communications under this Agreement shall be in writing and signed by the party giving the same and, except as otherwise specifically provided in this Agreement, shall be deemed to have been delivered when the same are:

(i) deposited in the United States mail and sent by first class or certified mail, postage prepaid;

(ii) hand delivered;

(iii) sent by overnight courier; or

(iv) sent by facsimile or e-mail, with receipt confirmed by telephone during normal business hours.

In each case, the delivery shall be made to the parties at the addresses set forth below or at any other address as the parties may designate by Notice to the Company given in the manner specified in Section 5.1:

(i) If to the Company:

American Diversified Energy LLC

711 W. 17th Street, Ste. D-5

Costa Mesa, CA 92627

and

If to the Manager :

Julio Macedo

AD Partners LLC

711 W. 17th Street, Ste. D-5

Costa Mesa, CA 92627

(ii) If to any Member:

The address set forth in the Registry opposite or under the Member's name

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19.2 Further Assurances. The Members shall execute, acknowledge and deliver any further instruments and do any further acts and things as may be required to carry out the intent and purpose of this Agreement.

19.3 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and shall not be construed to define, limit, extend or describe the scope of this Agreement or the intent of any provisions of this Agreement.

19.4 Binding Effect. Except to the extent required under the Delaware Act, and except for fees, rights to reimbursement and other compensation provided to the Manager under this Agreement, none of the provisions of this Agreement shall be subject to the claims of, or be enforceable by, any creditor of the Company.

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19.5 Severability. If one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other provisions of this Agreement shall not be affected or impaired in any way, and all other provisions of this Agreement shall be interpreted consistently with the omission of the invalid, illegal or unenforceable provisions.

19.6 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior and contemporaneous agreements and understandings of the parties to this Agreement that conflict with the provisions of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect the provisions of this Agreement or be effective to interpret, change, or restrict the provisions of this Agreement.

19.7 Applicable Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable to the Company in any Section of this Agreement), without giving effect to the conflict of laws provisions of the State of Delaware and venue shall be in the State and Federal Courts located in the County of Orange, State of California.

19.8 Counterparts. This Agreement may be signed by each party to this Agreement on a separate counterpart (including, in the case of a Member, a separate Subscription Agreement or signature page executed by one or more Members), but all counterparts, when taken together, shall constitute one and the same instrument.

19.9 Creditors. No creditor who makes a loan to the Company shall have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or assets of the Company other than as a secured creditor.

19 .10 Successors and Assigns. Each and every covenant, term, provision and agreement contained in this Agreement shall be binding on and inure to the benefit of the parties to this Agreement and to the respective successors and permitted assigns of the parties to this Agreement. In furtherance of, and not in limitation of, the foregoing, the Manager may hypothecate, pledge, mortgage or assign as collateral security, for its own general corporate purposes or otherwise, any items of compensation payable to it under the terms of this Agreement; provided , however, the Manager shall remain solely liable for its obligations incurred under this Agreement while it was Manager .

19.11 Waiver of Action for Partition. Each of the parties to this Agreement irrevocably waives, during the term of the Company, any right that the party may have to maintain any action for partition with respect to the Property.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of this

7th day of December, 2016.

Manager and Original Member:

AD Partners LLC, a Delaware Limited Liability Company

By: AD Partners LLC, a Delaware Limited Liability Company

By:

/s/ Julio Macedo

Julio Macedo, Manager and Managing Member

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